EXHIBIT 10.7

CONFORMED COPY

INSURANCE AND INDEMNITY AGREEMENT

AMBAC ASSURANCE CORPORATION

as Insurer

UCO COMPRESSION 2005 LLC

as Issuer

UNIVERSAL COMPRESSION, INC.

as Contributor and Manager

UCO COMPRESSION 2002 LLC
as Old Lessee

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Indenture Trustee

________________________

UCO COMPRESSION 2005 LLC
Series 2005-1 Notes and Series 2005-2 Notes

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ii

INSURANCE AND INDEMNITY AGREEMENT, dated as of October 28, 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Insurance Agreement”), by and among AMBAC ASSURANCE CORPORATION, a stock insurance company organized and existing under the laws of the State of Wisconsin (together with its successors and permitted assigns, the “Insurer”), UCO COMPRESSION 2005 LLC, a limited liability company formed under the laws of the State of Delaware (together with its successors and permitted assigns, the “Issuer”), UNIVERSAL COMPRESSION, INC., a corporation organized and existing under the laws of the State of Texas (together with its successors and permitted assigns, “UCI” or the “Contributor” or the “Manager”), UCO COMPRESSION 2002 LLC, a limited liability company organized and existing under the laws of the State of Delaware (together with its successors and permitted assigns, the “Old Lessee”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee (together with its successors and permitted assigns, the “Indenture Trustee”).

PRELIMINARY STATEMENTS

A.            The Indenture, dated as of October 28, 2005, between the Issuer and the Indenture Trustee (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Indenture”), relating to the issuance of the Series 2005-1 Notes and the Series 2005-2 Notes.

B.            The parties hereto desire that the Insurer issue the Policies (as defined below) to the Indenture Trustee for the benefit of the Series 2005-1 Noteholders and the Series 2005-2 Noteholders and, among other things, specify the conditions precedent thereto, the premium in respect thereof and the indemnity, reimbursement, assignment, reporting and other obligations of the parties hereto other than the Insurer in consideration thereof.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1             Defined Terms.

Capitalized terms used in this Insurance Agreement but not defined herein shall have the meanings assigned to such terms in the Policies and, to the extent not defined therein, the meanings assigned to such terms in Appendix A to the Indenture, as such Appendix A may be amended, amended and restated, supplemented or otherwise modified from time to time with the written consent of the Insurer and in accordance with the provisions of the Indenture.  The rules of usage set forth in such Appendix A shall apply to this Insurance Agreement.  In addition, the following terms shall have the following meanings:

“Contributor” has the meaning specified in the preamble hereto.

“Default” means any event or condition that, with the giving of notice or the passage of time or both, would constitute an Event of Default.

“Event of Default” has the meaning specified in Section 5.1.

“Indemnified Party” has the meaning specified in Section 3.4.

“Indemnifying Party” has the meaning specified in Section 3.4.

“Indenture” has the meaning specified in the preliminary statements hereto.

“Indenture Trustee” has the meaning specified in the preamble hereto.

“Information” has the meaning specified in Section 2.1.

“Insurance Agreement” has the meaning specified in the preamble hereto.

“Insurer” has the meaning specified in the preamble hereto.

“Investment Company Act” means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

“Issuer” has the meaning specified in the preamble hereto.

“Late Payment Rate” means, as to the Series 2005-1 Notes or the Series 2005-2 Notes, as applicable, the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), plus 2% per annum and (ii) the then applicable highest rate of interest on the Series 2005-1 Notes or Series 2005-2 Notes, as applicable, and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates.  The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

“Letter Agreement” means that certain Insurer Letter Agreement, dated as of October 28, 2005, by and among UCI, in its individual capacity and as Manager under the Management Agreement, the Issuer, and the Insurer, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Manager” has the meaning specified in the preamble hereto.

“Offering Memorandum” means the Offering Memorandum dated October 28, 2005 in respect of the Series 2005-1 Notes.

“Policy” means either or both, as the context may require, of the Series 2005-1 Notes Policy or the Series 2005-2 Notes Policy.

“Series 2005-1 Noteholder” has the meaning specified in the Series 2005-1 Supplement.

“Series 2005-2 Noteholder” has the meaning specified in the Series 2005-2 Supplement.

“Series 2005-1 Notes Policy” means the financial guaranty insurance policy number AB0934BE, issued by the Insurer with respect to the Series 2005-1 Notes on October 28, 2005, substantially in the form of Exhibit A hereto, and each and every endorsement thereto that is issued by the Insurer to the Indenture Trustee for the benefit of the Series 2005-1 Noteholders.

“Series 2005-2 Notes Policy” means the financial guaranty insurance policy number AB0935BE, issued by the Insurer with respect to the Series 2005-2 Notes on October 28, 2005, substantially in the form of Exhibit B hereto, and each and every endorsement thereto that is issued by the Insurer to the Indenture Trustee for the benefit of the Series 2005-2 Noteholders.

“Series 2005-1 Supplement” means the Series Supplement for the Series 2005-1 Notes.

“Series 2005-2 Supplement” means the Series Supplement for the Series 2005-2 Notes.

“Supplemental Manager Report” has the meaning specified in Section 2.2(d).

“Transactions” means the transactions contemplated by the Related Documents.

“UCI” has the meaning specified in the preamble hereto.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.1             Representations and Warranties of UCI and Old Lessee.

Each of UCI and the Old Lessee hereby makes, to and for the benefit of the Insurer, each of the representations and warranties made by it, whether in its capacity as Contributor, Manager or otherwise (in the case of UCI) or whether in its capacity as Old Lessee or otherwise (in the case of Old Lessee), in each of the Related Documents to which it is a party, including, but not limited to, Sections 3.01 and 3.05 of the Contribution Agreement and Section 19 of the Management Agreement, as applicable, in each case as in effect on the date hereof or as amended with the consent of the Insurer, and such representations and warranties, and any defined terms used therein or related thereto, are hereby incorporated herein by this reference as if fully set forth herein.  In addition, UCI represents and warrants to the Insurer as of the Closing Date as follows:

(a)           Offering.  The offer and sale of the Series 2005-1 Notes and the Series 2005-2 Notes by the Issuer comply in all material respects with all requirements of Applicable Law, including all registration requirements of applicable securities laws.

(b)           Trust Indenture Act; Securities Laws.  The Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.  The Issuer is not required to be registered as an “investment company” under the Investment Company Act.  Neither the offer nor the sale of the Series 2005-1 Notes and the Series 2005-2 Notes by the Issuer will be in violation of the Securities Act or any other federal or state securities law.  UCI will, or will cause the Issuer to, satisfy any of the information reporting requirements of the Exchange Act arising out of the Transaction to which it or the Issuer is subject.

(c)           Accuracy of Information.  Neither the Related Documents nor any other information relating to any Contributed Asset or any other Collateral, the operations of UCI or the financial condition of UCI (as amended, amended and restated, supplemented or superseded, collectively, the “Information”) furnished to the Insurer by UCI contains any statement of a material fact which was untrue or misleading in any material respect when made.  UCI has no knowledge of any circumstances that could reasonably be expected to cause a Material Adverse Change.  Since the furnishing of the Information, there has been no change nor any development or event involving a prospective change known to UCI that would render any of the Related Documents untrue or misleading in any material respect.  The information on Schedule 2.1 supplements the financial information provided to the Insurer on or prior to the Closing Date.

(d)           Power and Authority.  UCI has all requisite power and authority and is duly authorized to enter into, execute and deliver this Insurance Agreement, and is, and will continue to be, authorized to perform its obligations under this Insurance Agreement.

(e)           Due Authorization.  The execution, delivery and performance of this Insurance Agreement by UCI has been duly authorized by all necessary action under the laws of its state of organization and do not require any additional approvals, consents, or other action by or any notice to or filing with, any Person, including any Governmental Authority, that have not been obtained prior to the Closing Date.

(f)            Noncontravention.  The execution, delivery and performance of this Insurance Agreement and the satisfaction of the terms and conditions of this Insurance Agreement by UCI do not and will not: (a) contravene any provision of its Organizational Documents; (b) contravene, conflict with or violate any Applicable Law or regulation, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that could result in a Material Adverse Change; or (c) violate or result in the breach of, constitute (with or without notice or lapse of time or both) a default under, or result in the acceleration of any obligation under, this Insurance Agreement, any other Related Documents, any other indenture or other loan or credit agreement, or other agreement or instrument to which UCI is a party or by which UCI, or its property and assets may be bound or affected that could result in a Material Adverse Change or result in a Lien on the Collateral other than Permitted Encumbrances.  UCI is not in violation or breach of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any contract, agreement, lease, license, indenture or other instrument to which it is a party that could result in a Material Adverse Change.

(g)           Valid and Binding Obligations.  This Insurance Agreement, when duly executed and delivered by UCI, will be a legal, valid and binding obligation of UCI, enforceable against UCI in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

(h)           Public Utility Holding Company Act.  Neither UCI nor any of its Subsidiaries is subject to regulation as a “holding company,” an “affiliate” of a “holding company,” or a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended.  Similarly, neither UCI nor any of its Subsidiaries will be subject to regulation as a “holding company,” an “affiliate” of a “holding company,” or a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 2005, as amended.

(i)            Fraudulent Conveyance.  UCI is not selling or contributing the Collateral under the Indenture with any intent to hinder, delay or defraud its creditors.

(j)            Offering Memorandum.  Without limiting the foregoing representations and warranties, the Offering Memorandum does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made with respect to the information in the Offering Memorandum regarding the Insurer set forth under the caption “THE SERIES ENHANCER” or the financial statements of the Insurer incorporated by reference into the Offering Memorandum.

Section 2.2             Affirmative Covenants of UCI.

UCI hereby makes, to and for the benefit of the Insurer, all of the covenants made by UCI, whether in its capacity as Contributor, Manager or otherwise, in the Related Documents to which it is a party, including, but not limited to, Sections 3.03, 3.04, 4.01 and 4.02 of the Contribution Agreement and Section 9 of the Management Agreement.  Such covenants, and any defined terms used therein or related thereto, are hereby incorporated herein by this reference as if fully set forth herein, and may not be amended except by an amendment complying with the terms of Section 4.2(a) hereof.  In addition, UCI hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

(a)           Notice of Material Events.  UCI shall be obligated promptly to inform the Insurer in writing of the occurrence of any of the following:

(i)            the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation, or disciplinary proceeding by or against UCI that would likely result in a Material Adverse Change or the promulgation of any proceeding or any proposed or final ruling in connection with any such litigation, investigation or proceeding which would be reasonably likely to result in a Material Adverse Change;

(ii)           within five (5) Business Days of the occurrence thereof, the occurrence of any Event of Default hereunder;

(iii)          the commencement of any proceedings by or against UCI under any applicable reorganization, liquidation, rehabilitation, insolvency or other similar Applicable Law now or hereafter in effect or of any Proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for UCI or any of its assets; or

(iv)          the receipt of written notice that (A) any license, permit, charter, registration or approval necessary for the conduct of UCI’s business is to be, or may be, suspended or revoked and such suspension or revocation would be reasonably likely to result in a Material Adverse Change or (B) UCI is to cease and desist any practice, procedure or policy employed by UCI in the conduct of its business, and such cessation would be reasonably likely to result in a Material Adverse Change.

(b)           Inspections.  UCI shall comply with its agreements and covenants in the Letter Agreement and the Intercreditor Agreement, including those with respect to rights of Inspection (as defined in the Letter Agreement) granted to the Insurer.

(c)           Closing Documents.  UCI shall provide or cause to be provided to the Insurer an executed original copy of each Related Document and a copy of each other document executed in connection with the closing of the Transactions within thirty (30) days of the Closing Date.

(d)           Supplemental Manager Report.  UCI shall provide or cause to be provided to the Insurer, together with the financial statements required under Section 9.1 of the Management Agreement, a supplemental manager report (a “Supplemental Manager Report”) substantially in the form of Exhibit C hereto signed by a Responsible Officer of UCI stating that, to the best of such Person’s knowledge, (i) the Manager and the Issuer are in compliance with all material requirements of the Indenture, the Management Agreement and all Related Documents, (ii) there are no on-going Events of Default (as defined in the Indenture), Manager Defaults or Trigger Events, and (iii) the information contained in such Supplemental Managers Report is true and accurate in all material respects, and if such Responsible Officer is unable to make any of the foregoing certifications, such Person shall provide a schedule to such Supplemental Manager Report describing the exceptions to this Section 2.2(d) listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Manager or Issuer has taken, is taking, or proposes to take with respect to such condition or event (including all relevant financial and other information and amounts used in determining whether such condition or event exists).

(e)           Other Information.  UCI shall provide to the Insurer such other information (including non-financial information) in respect of the Collateral, the Transactions and the Related Documents and such other financial or operating information in respect of the Old Lessee, UCH, UCI or the Issuer, in each case, which the Insurer may from time to time reasonably request.

Section 2.3             Negative Covenants of UCI.

UCI hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

(a)           Impairment of Rights.  UCI shall not take any action, or fail to take any action, if such action or failure to take action (x) is reasonably likely to result in a Material Adverse Change or (y) is reasonably likely to interfere with the enforcement of any rights of the Insurer or the Indenture Trustee under or with respect to any of the Related Documents.  UCI shall give the Insurer written notice of any such action or failure to act promptly prior to the date of consummation of such action or failure to act.  UCI shall furnish to the Insurer all information requested by it that is reasonably necessary to determine compliance with this paragraph.

(b)           Amendments, Etc.  UCI will not amend, modify or terminate any Related Document or grant any waiver or consent from compliance with the express terms thereof or request the consent of any Control Party, Series Enhancer or Noteholder with respect to any action or inaction requiring the consent of such Person (whether as Control Party, Series Enhancer, Noteholder or as the Requisite Global Majority or a component thereof) under any Related Document, unless the Insurer shall have received no less than five (5) Business Days’ prior written notice thereof (or such shorter period as may be agreed to by the Insurer in its sole discretion) and any such amendment, modification, termination, waiver or consent shall be ineffective until the 10th Business Day following such notice to the Insurer (unless the Insurer has agreed to any shorter notice period).

(c)           Limitation on Mergers, Etc.  UCI agrees, for the benefit of the Insurer, that it shall not cause or permit any event to occur that would result in a Manager Default under Section 12.1(j) of the Management Agreement.  The agreements of UCI set forth in this Section 2.3(c) shall survive the resignation or removal of the Manager and the termination of the Management Agreement.

Section 2.4             Representations and Warranties of the Insurer.

The Insurer represents and warrants to the Indenture Trustee (on behalf of the Series 2005-1 Noteholders and the Series 2005-2 Noteholders), the Issuer and UCI as follows:

(a)           Organization and Licensing.  The Insurer is a stock insurance corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin.

(b)           Corporate Power.  The Insurer has the corporate power and authority to issue the Policies and execute and deliver this Insurance Agreement and to perform all of its obligations hereunder and thereunder.

(c)           Authorization; Approvals.  All proceedings legally required for the issuance of the Policies and the execution, delivery and performance of this Insurance Agreement have been taken and all licenses, orders, consents or other authorizations or approvals of the Insurer’s board of directors or stockholders or any governmental boards or bodies legally required for the enforceability of the Policies have been obtained or are not material to the enforceability of the Policies.

(d)           Enforceability.  The Policies, when issued, will constitute, and this Insurance Agreement constitutes, a legal, valid and binding obligation of the Insurer, enforceable in accordance with its terms, subject to insolvency, liquidation, rehabilitation, reorganization, moratorium, receivership and other similar laws affecting creditors’ rights generally and by general principles of equity and subject to principles of public policy limiting the right to enforce the indemnification provisions contained therein and herein, insofar as such provisions relate to indemnification for liabilities arising under federal securities laws.

(e)           No Conflict.  The execution by the Insurer of this Insurance Agreement and the issuance of the Policies will not, and the satisfaction of the terms hereof will not, conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of the Insurer, or any restriction contained in any contract, agreement or instrument to which the Insurer is a party or by which it is bound or constitute a default under any of the foregoing which would materially and adversely affect its ability to perform its obligations under the Policies or this Insurance Agreement.

Section 2.5             Representations and Warranties of the Issuer.

The Issuer hereby makes, to and for the benefit of the Insurer, each of the representations and warranties made by the Issuer in the Related Documents to which it is a party including, but not limited to, Article V of the Indenture and Section 3.02 of the Contribution Agreement, in each case as amended from time to time in accordance with the terms of such Related Documents, and such representations and warranties, and any defined terms used therein or related thereto, are hereby incorporated herein by this reference as if fully set forth herein.  In addition, the Issuer represents and warrants to the Insurer as of the Closing Date as follows:

(a)           Power and Authority.  The Issuer has the requisite power and authority and is duly authorized to execute and deliver this Insurance Agreement, and is, and will continue to be, authorized to perform its obligations under this Insurance Agreement.

(b)           Due Authorization.  The execution, delivery and performance of this Insurance Agreement by the Issuer has been duly authorized by all necessary company action under Delaware law and do not require any additional approvals or consents, or other action by or any notice to or filing with any Person, including any Governmental Authority, that have not been obtained prior to the Closing Date.

(c)           Noncontravention.  The execution and delivery by the Issuer of this Insurance Agreement and the satisfaction of the terms and conditions of this Insurance Agreement by the Issuer do not and will not:

(i)            contravene, conflict with or result in any breach or violation of any provision of the Organizational Documents of the Issuer or any Applicable Law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to either the Issuer or the Collateral, including regulations issued by any administrative agency or other Governmental Authority having supervisory powers over the Issuer or any agreement, document or other instrument to which the Issuer is a party or to which the Issuer or the Collateral is subject, bound or affected;

(ii)           constitute a default by the Issuer under, result in the acceleration of any obligation under, or breach any material provision of any loan agreement, mortgage,

indenture or other agreement or instrument to which the Issuer either is a party or by which any of its properties are or may be bound or affected; or

(iii)          result in or require the creation of any Lien upon or in respect of any Collateral, except as otherwise expressly contemplated by the Related Documents.

(d)           Valid and Binding Obligations.  This Insurance Agreement, when executed and delivered in accordance with the applicable Related Documents, will be validly issued and outstanding and entitled to the benefits of the Indenture and will constitute the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms, except as such enforceability may be limited by insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles.

(e)           Accuracy of Information.  The information or statements contained in the Related Documents furnished to the Insurer by the Issuer, as amended, supplemented or superseded on or prior to the date hereof, taken as a whole, do not, if restated at and as of the date hereof, contain any statement of a material fact or omit to state a material fact necessary to make such information or statements misleading in any material respect.

(f)            Compliance with Securities Laws, Etc.  The offer and sale of the Series 2005-1 Notes and the Series 2005-2 Notes by the Issuer comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws.  Neither the offer nor the sale of the Series 2005-1 Notes and the Series 2005-2 Notes by the Issuer has been or will be in violation of the Securities Act or any other federal or state securities laws.  The Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.  The Issuer is not required to be registered as an “investment company” under the Investment Company Act.  The Issuer will satisfy any of the information reporting requirements of the Exchange Act arising out of the Transaction to which it is subject.

(g)           Fraudulent Conveyance.  The Issuer is not pledging the Collateral under the Indenture with any intent to hinder, delay or defraud its creditors..

Section 2.6             Affirmative Covenants of the Issuer.

The Issuer hereby makes, to and for the benefit of the Insurer, all of the covenants of the Issuer set forth in the Related Documents to which it is a party, including, but not limited to, Article VI of the Indenture and Sections 3.02 and 3.03 of the Contribution Agreement.  Such covenants are hereby incorporated herein by this reference as if fully set forth herein, and may not be amended except by an amendment complying with the terms of Section 4.2(a) hereof.  In addition, the Issuer hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

(a)           Compliance with Related Documents and Applicable Laws.  The Issuer shall comply with the terms and conditions of, and perform its obligations under, the Related Documents to which it is a party and shall comply in all material respects with any Applicable Law.

(b)           Inspections.  The Issuer shall comply with its agreements and covenants in the Letter Agreement and the Intercreditor Agreement, including those with respect to rights of Inspection (as defined in the Letter Agreement) granted to the Insurer.

(c)           Maintenance of Licenses.  The Issuer shall maintain all licenses, permits, charters and registrations which are material to the conduct of its business.

(d)           Exemption from Securities Act Registration.  The Issuer shall take all actions necessary to exempt the sale of any Series of Notes to the Initial Purchaser from registration under the Securities Act and under any applicable securities laws of any state of the United States where such Series of Notes may be offered or sold.  Pursuant to the terms of the Note Purchase Agreement of each Series of Notes, the Issuer will require the Initial Purchaser to comply with limitations on the resale of the Series of Notes related thereto and will enforce such limitations thereunder.

(e)           Financial Statements.  The financial statements and books and records of the Issuer will reflect the separate existence of the Issuer and UCI and will present fairly the financial position of the Issuer.

(f)            Other Information.  The Issuer shall provide to the Insurer such other information (including non-financial information) in respect of the Transactions and the Related Documents and such other financial or operating information in respect of the Issuer, in each case, which the Insurer may from time to time reasonably request.

Section 2.7             Negative Covenants of the Issuer.

The Issuer hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

(a)           Impairment of Rights.  The Issuer shall not take any action, or fail to take any action, if such action or failure to take action is reasonably likely to result in a Material Adverse Change.  The Issuer shall give the Insurer written notice of any such action or failure to act promptly prior to the date of consummation of such action or failure to act.  The Issuer shall furnish to the Insurer all information requested by it that is reasonably necessary to determine compliance with this paragraph.

(b)           Amendments, Etc.  The Issuer will not amend, modify or terminate any Related Document or grant any waiver or consent from compliance with the express terms thereof or request the consent of any Control Party, Series Enhancer or Noteholder with respect to any action or inaction requiring the consent of such Person (whether as Control Party, Series Enhancer, Noteholder or as the Requisite Global Majority or a component thereof) under any Related Document, unless the Insurer shall have received no less than five (5) Business Days’ prior written notice thereof (or such shorter period as may be agreed to by the Insurer in its sole discretion) and any such amendment, modification, termination, waiver or consent shall be ineffective until the 10th Business Day following such notice to the Insurer (unless the Insurer has agreed to any shorter notice period).

Section 2.8                                      UCI’s Representations and Warranties on each Contribution Date and Substitution Date.

UCI hereby makes on and as of each Contribution Date and each Substitution Date occurring after the Closing Date, to and for the benefit of the Insurer, each of the representations and warranties made by UCI on such date pursuant to Section 3.01 of the Contribution Agreement, as in effect on the date hereof or as amended in accordance with the Related Documents, and such representations and warranties, and any defined terms used therein or related thereto, are hereby incorporated herein by this reference as if fully set forth herein.

ARTICLE III

THE POLICY; REIMBURSEMENT

Section 3.1             Issuance of the Policies.

The Insurer agrees to issue the Policies on the Closing Date subject to satisfaction of the conditions precedent set forth below:

(a)           Payment of Initial Premium and Expenses.  The applicable parties shall have been paid their related fees and expenses payable in accordance with Section 3.2;

(b)           Related Documents. The conditions to consummation of the Transactions set forth in Article V of the Series 2005-1 Supplement and Article V of the Series 2005-2 Supplement shall have been satisfied;

(c)           Representations and Warranties; Certificate.  The representations and warranties of UCI and the Issuer set forth or incorporated by reference in this Insurance Agreement shall be true and correct on and as of the Closing Date as if made on the Closing Date, and the Insurer shall have received a certificate of appropriate officers of UCI and the Issuer to that effect;

(d)           No Litigation, Etc.  No claim, suit, action or other Proceeding, investigation or injunction, or final judgment relating thereto, shall be pending with respect to any party or, to such party’s knowledge, threatened before any Governmental Authority or arbitrator seeking to restrain or prohibit, restraining or prohibiting or seeking to obtain or obtaining damages or other relief in connection with any of the Related Documents or the consummation of the Transactions;

(e)           Legality.  No Applicable Law shall have been enacted, entered or deemed applicable by any Governmental Authority or court that would make the Transactions illegal or otherwise prevent the consummation thereof;

(f)            No Event of Default.  No Default, Event of Default, Prospective Trigger Event, or Trigger Event shall have occurred;

(g)           Satisfaction of Conditions of the Note Purchase Agreements.  All conditions in the Series 2005-1 Note Purchase Agreement (as defined in the Series 2005-1

Supplement) relating to the Initial Purchaser’s obligation to purchase the Series 2005-1 Notes, and all of the conditions in the Series 2005-2 Note Purchase Agreement (as defined in the Series 2005-2 Supplement) relating to the Initial Purchaser’s obligation to acquire the Series 2005-2 Notes, shall have been fulfilled to the satisfaction of the Insurer, with such satisfaction deemed to have occurred upon issuance of the applicable Policy.  The Insurer shall have received copies of each of the Related Documents and shall be entitled to rely on each of the documents required to be delivered to the Initial Purchaser pursuant to the Related Documents, including the items described in Section 8 of the Series 2005-1 Note Purchase Agreement (other than the opinion of counsel to the Insurer) and the items described in Schedule I of the Series 2005-2 Note Purchase Agreement (other than the opinion of counsel to the Insurer);

(h)           Issuance of Series 2005-1 Notes Ratings.  The Insurer shall have received confirmation that upon issuance of the Series 2005-1 Notes Policy each of the Series 2005-1 Notes will be rated at least AAA by S&P and Aaa by Moody’s, and that the risk secured by Series 2005-1 Notes Policy is rated no lower than BBB by S&P and Baa3 by Moody’s;

(i)            Issuance of Series 2005-2 Notes Ratings.  The Insurer shall have received confirmation that upon issuance of the Series 2005-2 Notes Policy each of the Series 2005-2 Notes will be rated at least AAA by S&P and Aaa by Moody’s, and that the risk secured by the Series 2005-2 Notes Policy is rated no lower than BBB by S&P and Baa3 by Moody’s;

(j)            Approvals, Etc.  The Insurer shall have received true and correct copies of all approvals, licenses and consents, if any, required in connection with the Transactions;

(k)           Interest Rate Swap Agreements.  The Issuer shall enter into one or more Interest Rate Swap Agreements with respect to the Series 2005-1 Notes and the Series 2005-2 Notes in compliance with Section 631 of the Indenture;

(l)            Premium Letter; Intercreditor Agreement.  The Insurer, UCI and the Issuer shall have executed the Premium Letter, and the Issuer, UCI, the Indenture Trustee, the Bank Agent, the Intercreditor Collateral Agent and the Additional UCI Lenders that from time to time become a party thereto shall have executed the Intercreditor Agreement;

(m)          Certified Copies.  The Insurer shall have received (i) an executed copy of each Related Document and (ii) a copy of the Senior Secured Credit Agreement as of the Closing Date, in each case, certified by a Responsible Officer of UCI as being a true, correct and complete copy of such Related Document or Senior Secured Credit Agreement, as applicable, as then in effect and that such document has not been amended, amended and restated, supplemented or otherwise modified since the execution and delivery thereof;

(n)           Indenture Trustee Notice.  The Indenture Trustee shall have received and acknowledged receipt of notice of the Transactions and of the matters contemplated by this Insurance Agreement in form and substance satisfactory to the Insurer;

(o)           Opinions.  The Insurer shall have received opinions of counsel to the Issuer and UCI concerning the perfection of the Indenture Trustee’s security interest in the Collateral and other matters under the laws of the United States, and shall have received copies of any opinions delivered to the Rating Agencies, the Series 2005-1 Noteholders, the Series 2005-2 Noteholders, the Indenture Trustee or the Deal Agent, in each case, addressed to, and in form and substance satisfactory to, the Insurer;

(p)           Termination of Existing Securitization Transaction.  The Insurer shall have received evidence, in form and substance reasonably satisfactory to it, that the asset backed securitization, in connection with which the Old Lessee and the Old Lessor acquired compressors under applicable “bills of sale” or contribution agreements or transfer certificates, as the case may be, has been terminated and is no longer in force and effect and the notes and certificates issued in connection therewith are no longer outstanding thereunder;

(q)           Additional Items.  The Insurer shall have received such other documents, instruments, approvals or opinions in form and substance reasonably satisfactory to the Insurer as shall be reasonably requested by the Insurer, including evidence reasonably satisfactory to the Insurer that the conditions precedent, if any, in the Related Documents have been satisfied in all respects and not waived; and

(r)            Satisfactory Documentation.  The Insurer and its counsel shall have determined that all documents, the Series 2005-1 Notes, the Series 2005-2 Notes and opinions to be delivered in connection with the Series 2005-1 Notes and the Series 2005-2 Notes conform to the terms of the Indenture and this Insurance Agreement.

Section 3.2             Payment of Fees and Premium.

(a)           Legal and Accounting Fees.  UCI shall pay or cause to be paid on the Closing Date all reasonable legal fees, auditors’ fees and disbursements incurred by the Insurer in connection with the issuance of the Policies and the other Related Documents through the Closing Date.  Additional reasonable fees of the Insurer’s counsel or auditors payable in connection with the Related Documents incurred after the Closing Date shall be paid by UCI as provided in Section 3.3 below.

(b)           Rating Agency Fees.  UCI shall promptly pay the initial fees of the Rating Agencies with respect to the Series 2005-1 Notes, the Series 2005-2 Notes and the Transactions following receipt of a statement with respect thereto, and shall pay or cause to be paid any subsequent fees of the Rating Agencies with respect to, and directly allocable to, the Series 2005-1 Notes and the Series 2005-2 Notes.  The Insurer shall not be responsible for any fees or expenses of  the Rating Agencies.  The fees for any other rating agency shall be paid by the party requesting such other agency’s rating.

(c)           Premium.  In consideration of the issuance by the Insurer of the Policies, the Issuer shall pay or cause to be paid, and UCI shall ultimately be obligated for the timely payment of, the Premiums to the Insurer as set forth in the Premium Letter in accordance with and from the funds specified by Section 302 of the Indenture, commencing on the day the Policies are issued, until each Policy has terminated in accordance with its terms.  The Premium paid under this Insurance Agreement shall be nonrefundable without regard to whether any notice is delivered to the Insurer requiring the Insurer to make any payment under the Policies or any other circumstances relating to the Series 2005-1 Notes or the Series 2005-2 Notes or

provision being made for payment of the Series 2005-1 Notes or the Series 2005-2 Notes prior to maturity.

Section 3.3             Reimbursement Obligation.

(a)           Subject to the limitations set forth in the Letter Agreement, the Issuer agrees absolutely and unconditionally to reimburse the Insurer for any amounts paid by the Insurer under the Policies, plus the amount of any other due and payable and unpaid Reimbursement Amounts (as defined in each Policy), which reimbursement shall be due and payable on the date that any such amount is paid thereunder in an amount equal to the amounts so paid and all amounts previously paid that remain unreimbursed, together (without duplication) with interest on any and all amounts remaining unreimbursed (to the extent permitted by Applicable Law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.

(b)           UCI and the Issuer agree to pay to the Insurer, promptly, but in no event later than thirty (30) days after receipt of an invoice therefor, as follows: any and all charges, fees, costs and expenses that the Insurer may pay or incur, including reasonable attorneys’ and accountants’ fees and expenses, in connection with the Related Documents (subject to any limitations contained in the Letter Agreement), including without limitation (i) the enforcement, defense or preservation of any rights in respect of any of the Related Documents, including defending, monitoring or participating in any litigation or Proceeding (including any insolvency proceeding in respect of any participant in the Transactions or any Affiliate thereof) relating to any of the Related Documents, any party to any of the Related Documents (in its capacity as such a party) or the Transactions, including without limitation the costs and fees of inspections by the Insurer or audits or field examinations by accountants and the ongoing administration of the Transactions pursuant to the Related Documents, or (ii) any amendment, modification, supplement, termination, waiver or consent or other similar action with respect to, or related to, any Related Document, whether or not executed or completed.

(c)           Each of the Issuer and UCI agrees to pay to the Insurer, on demand, interest at the Late Payment Rate on any and all amounts described in Sections 3.2, 3.3(b) and 3.4 after the date such amounts become due and payable until payment thereof in full.

Section 3.4             Indemnification.

(a)           In addition to any and all of the Insurer’s rights of reimbursement, indemnification, subrogation and assignment, and to any other rights of the Insurer pursuant hereto or under law or in equity, UCI agrees, on demand, to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against, any and all claims, losses, liabilities, (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the Related Documents or the Transactions by reason of:

(i)            any statement, omission or action in connection with the offering, issuance, sale or delivery of any of the Series 2005-1 Notes or any of the Series 2005-2 Notes or any other Series or Class issued under the Indenture;

(ii)           the negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of UCI in connection with the Transactions;

(iii)          the violation by UCI of any Applicable Law;

(iv)          the breach by UCI of any representation, warranty or covenant under any of the Related Documents; or

(v)           the occurrence, in respect of UCI’s duties as the Manager, under any of the Related Documents of any Manager Default or UCI Event or any event which, with the giving of notice or the lapse of time or both, would constitute a Manager Default or UCI Event.

(b)           In addition to any and all of the Insurer’s rights of reimbursement, indemnification, subrogation and assignment, and to any other rights of the Insurer pursuant hereto or under law or in equity, the Issuer agrees, on demand, to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations), of any nature arising out of or relating to the Related Documents or the Transactions by reason of:

(i)            any statement, omission or action in connection with the offering, issuance, sale or delivery of any of the Series 2005-1 Notes or any of the Series 2005-2 Notes or any other Series or Class issued under the Indenture;

(ii)           the negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of the Issuer in connection with the Transactions;

(iii)          the violation by the Issuer of any Applicable Law; or

(iv)          the breach by the Issuer of any representation, warranty or covenant under any of the Related Documents.

(c)           If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person (each, an “Indemnified Party”) in respect of which the indemnity provided in Section 3.4(a) or (b) may be sought from UCI or the Issuer, as applicable (the “Indemnifying Party”), each such Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel satisfactory to the Indemnified Party and the payment of all expenses and legal fees; provided that failure to notify the Indemnifying Party shall not relieve it from any liability it may have to such Indemnified Party except to the extent that it shall be actually prejudiced thereby.  The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnified Party and may assume the defense of any such action or claim in reasonable cooperation with, and with the reasonable cooperation of, the Indemnifying Party; provided, however, that the fees and expenses of separate counsel to the Indemnified Party in any such proceeding shall be at the expense of the Indemnifying Party if (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding or employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding within a reasonable time after the commencement of such action or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Parties, which firm shall be designated in writing by the Indemnified Party).  Unless it shall be in default of its obligations hereunder, the Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent to the extent that any such settlement shall be prejudicial to the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, but, if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding with respect to which the Indemnifying Party shall have received notice in accordance with this subsection (c), the Indemnifying Party agrees to indemnify and hold the Indemnified Parties harmless from and against any loss or liability by reason of such settlement or judgment.

(d)           To provide for just and equitable contribution if the indemnification provided by the Indemnifying Party is determined to be unavailable or insufficient to hold harmless any Indemnified Party (other than due to application of this Section), each Indemnifying Party shall contribute to the losses incurred by the Indemnified Party on the basis of the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand.  The relative fault of each Indemnifying Party, on the one hand, and each Indemnified Party, on the other, shall be determined by reference to, among other things, whether the breach or alleged breach is within the control of, the Indemnifying Party or the Indemnified Party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such breach.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 3.5             Payment Procedure.

In the event of any payment by the Insurer for which reimbursement is sought under Section 3.3, the Issuer and UCI agree to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability, if any, described in Section 3.3 therefor to the Insurer.  All payments to be made to the Insurer under this Insurance Agreement shall be made to the Insurer in lawful currency of the United States of America in immediately available funds at the notice address for the Insurer as specified in the Indenture by no later than 1:00 P.M. New York City time or as the Insurer shall otherwise direct by written notice to the other parties hereto on the date when due in its sole discretion.  In the event that the date of any payment to the Insurer or the expiration of any time period hereunder occurs on a day that is not a Business Day, then such payment or the expiration of such time period shall be made or shall occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date.

Section 3.6             Subrogation.

(a)           The parties hereto acknowledge that, to the extent of any payment made by the Insurer pursuant to the Policies, the Insurer shall be fully subrogated to the extent of such payment and any interest due thereon to the rights of (i) the Series 2005-1 Noteholders to any moneys paid or payable in respect of the Series 2005-1 Notes and (ii) the Series 2005-2 Noteholders to any moneys payable in respect of the Series 2005-2 Notes, in each case, under the Related Documents or otherwise, subject to Applicable Law.  The parties hereto acknowledge and agree to such subrogation and further agree to execute such instruments and to take such actions as, in the sole and reasonable judgment of the Insurer, are necessary to evidence such subrogation and to perfect the rights of the Insurer to receive any such moneys paid or payable in respect of the Series 2005-1 Notes and the Series 2005-2 Notes under the Related Documents or otherwise with respect to such subrogated payments.

ARTICLE IV
FURTHER AGREEMENTS

Section 4.1             Effective Date; Term of this Insurance Agreement.

This Insurance Agreement shall take effect on the Closing Date and shall remain in effect until the later of (a) such time as the Insurer is no longer subject to a claim under the Policies and the Policies shall have been surrendered to the Insurer for cancellation and (b) such time as all amounts payable to the Insurer hereunder and under the other Related Documents (including all amounts payable by the Issuer or UCI hereunder or under the other Related Documents), and the Series 2005-1 Notes and the Series 2005-2 Notes shall have been irrevocably paid and redeemed in full and such Series 2005-1 Notes and Series 2005-2 Notes shall have been cancelled; provided, however, that the provisions of Sections 3.2, 3.3 and 3.4 shall survive any termination of this Insurance Agreement.

Section 4.2             Waiver, Amendment or Modification of Related Documents; Further Assurances and Corrective Instruments.

(a)           None of UCI, the Old Lessee, the Issuer or the Indenture Trustee shall, without the prior written consent of the Insurer, grant, or consent or agree to, any waiver of rights under, or amendment or other modification of, any of the Related Documents to which any of them is a party to the extent such Related Document or any other Related Document requires the consent of the Insurer (whether in its capacity as the Control Party with respect to any Series or as a Series Enhancer with respect to any Series or, if applicable, in its capacity as the Requisite Global Majority or any requisite component thereof) to any such waiver, amendment or modification thereunder and any such waiver, amendment or modification entered into without obtaining the required prior written consent of the Insurer shall be null and void and of no force or effect; provided, however, this Section 4.2(a) shall not modify, amend or increase in any manner whatsoever the consent rights of the Insurer from that expressly stated in such Related Document.

(b)           Each of the parties hereto agrees that it will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as the Insurer may reasonably request and as may be required in the Insurer’s reasonable judgment to effectuate the intent and purpose of this Insurance Agreement and the other Related Documents.  Without limiting the foregoing, to the extent such authorization shall be required by Applicable Law, each of the Universal Affiliates which is a party to any of the Related Documents hereby authorizes the Indenture Trustee and the Insurer (in its capacity as the Control Party with respect to any Series or Class or as a Series Enhancer), at the expense of the Issuer, in the event the Issuer has failed to do so upon request (provided no such request shall be required if there shall exist any Insolvency Proceeding, Trigger Event or Event of Default), to execute and file financing statements covering the Collateral covered by any Assignment or owned by the Issuer in such jurisdictions as may be required to confirm title thereto and perfect and maintain the Lien thereon, including, without limitation, filings required to maintain perfection pursuant to Article 9 of the Uniform Commercial Code as in effect from time to time in such jurisdiction.  In addition, each of the parties hereto agrees to cooperate with the Rating Agencies in connection with any review of the Transactions conducted during normal business hours and in a manner that does not unreasonably disrupt the business of UCI or the Issuer, that may be undertaken by the Rating Agencies after the date hereof upon prior written notice.

(c)           UCI shall not cause or permit the Issuer to issue any notes or other evidences of indebtedness, or to otherwise incur any indebtedness or interests therein, other than as expressly permitted by the Indenture.

(d)           Each of UCI and the Indenture Trustee shall promptly (but in no event more than two (2) Business Days after such notice is delivered) provide the Insurer with copies of all notices of termination, non-compliance or default, in each case delivered pursuant to any Related Document in regard to the Collateral or any Series of Notes, and, at least two (2) Business Days prior to execution thereof, copies of any proposed amendments, modifications, waivers or supplements to such Related Document to the extent notice to, or the consent of, the

Insurer, any Control Party, any Series Enhancer or the Requisite Global Majority is required in connection with any amendments, modifications, waivers or supplements thereto.

Section 4.3             Obligations Absolute.

(a)           The obligations of each of the Issuer and UCI hereunder shall be absolute and unconditional and shall be paid or performed strictly in accordance with this Insurance Agreement and the other Related Documents under all circumstances irrespective of:

(i)            any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to, any of the Related Documents, the Series 2005-1 Notes or the Series 2005-2 Notes;

(ii)           any exchange or release of any other obligations hereunder;

(iii)          the existence of any claim, setoff, defense, reduction, abatement or other right that a Person that is a party to any of the Related Documents may have at any time against the Insurer or any other Person;

(iv)          any document presented in connection with the Policies proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v)           any payment by the Insurer under any Policy against presentation of a certificate or other document that does not strictly comply with the terms of such Policy;

(vi)          any failure of any of the Issuer or any Universal Affiliate to receive the proceeds from the sale of (A) the Series 2005-1 Notes or (B) the Series 2005-2 Notes; and

(vii)         any other circumstances, other than payment in full, that might otherwise constitute a defense available to, or discharge of, such party in respect of any Related Document.

(b)           Each of the Issuer and the Universal Affiliates party hereto and any and all others who are now or may become liable for all or any part of the obligations of such Person under this Insurance Agreement agree to be bound by this Insurance Agreement and (i) to the extent permitted by Applicable Law, waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness and obligations evidenced by any Related Document or by any extension or renewal thereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest; (iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder, except as required by the Related Documents; (iv) waive all rights of abatement, diminution, postponement or deduction, all defenses, other than payment, and all rights of setoff or recoupment arising out of any breach under any of the Related

Documents, by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to any of the Issuer or the Universal Affiliates; (v) agree that their representations, warranties and agreements herein are an inducement to the Insurer to issue the Policies and that their liabilities hereunder shall be unconditional and without regard to any setoff, counterclaim or the liability of any other Persons for the payment hereof; (vi) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; (vii) consent to any and all extensions of time that may be granted by the Insurer with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and (viii) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

(c)           Nothing herein shall be construed as prohibiting any party hereto from pursuing any rights or remedies it may have against any Person in a separate legal proceeding.

Section 4.4             Assignments; Reinsurance; Third-Party Rights.

(a)           This Insurance Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  None of the Universal Affiliates party hereto or the Issuer may assign its rights under this Insurance Agreement, or delegate any of its duties hereunder, without the prior written consent of the Insurer; provided, however, that the Old Lessee may assign its rights under this Insurance Agreement to UCI in connection with the consummation of the merger of Old Lessee with and into UCI pursuant to and in accordance with the terms and conditions set forth in the Contribution Agreement).  Any assignments made in violation of this Insurance Agreement shall be null and void.

(b)           The Insurer shall have the right to give participations in its rights under this Insurance Agreement and to enter into contracts of reinsurance with respect to the Policies upon such terms and conditions as the Insurer may in its discretion determine; provided, however, that no such participation or reinsurance agreement or arrangement shall relieve the Insurer of any of its obligations hereunder or under the Policies, and provided, further, that any reinsurer or participant will not have any rights against UCH, UCI, the Series 2005-1 Noteholders, the Series 2005-2 Noteholders or the Indenture Trustee and that UCH, UCI, the Series 2005-1 Noteholders, the Series 2005-2 Noteholders and the Indenture Trustee shall have no obligation to have any communication or relationship with any reinsurer or participant in order to enforce the obligations of the Insurer hereunder and under the Policies.

(c)           In addition, the Insurer shall be entitled to assign or pledge to any bank, other lender or reinsurer providing liquidity or credit with respect to the Transactions or the obligations of the Insurer in connection therewith, any rights of the Insurer under the Related Documents or with respect to any real or personal property or other interests pledged to the Insurer or in which the Insurer has a security interest, in connection with the Transaction, subject in each case to the Liens granted pursuant to the Related Documents, provided, that no such bank or other lender shall thereby obtain any direct right against UCH, UCI, the Series 2005-1 Noteholders, the Series 2005-2 Noteholders or the Indenture Trustee, and further provided, that no such assignment or pledge shall give any assignee the right to exercise any discretionary authority that the Related Documents provide shall be exercisable by the Insurer or relieve the Insurer of any of its obligations hereunder or under the Policies provided, however, that no such participation or reinsurance agreement or arrangement shall relieve the Insurer of any of its obligations hereunder or under the Policies.

(d)           Except as provided herein with respect to participants and reinsurers, nothing in this Insurance Agreement shall confer any right, remedy or claim, express or implied, upon any Person not a party hereto, including, particularly, any Series 2005-1 Noteholder or any Series 2005-2 Noteholder or any other Holder of Notes, other than the rights of the Insurer against the Universal Affiliates and the Issuer and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns.  Neither the Indenture Trustee nor any Series 2005-1 Noteholder nor any Series 2005-2 Noteholder shall have any right to payment from any Premiums paid or payable hereunder or under the Indenture or from any amounts paid by the Issuer or UCI pursuant to Sections 3.3 or 3.4.

Section 4.5             Liability of the Insurer.

Neither the Insurer nor any of its officers, directors or employees shall be liable or responsible for: (a) the use that may be made of the Policies by the Indenture Trustee or the Issuer or for any acts or omissions of the Indenture Trustee or the Issuer in connection therewith; or (b) the validity, sufficiency, accuracy or genuineness of documents delivered to the Insurer in connection with any claim under the Policies, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless the Insurer shall have actual knowledge thereof).  In furtherance and not in limitation of the foregoing, the Insurer may accept documents that appear on their face to be in order, without responsibility for further investigation.

Section 4.6             Confidentiality.

The Insurer agrees that it will use its best reasonable efforts not to disclose, without the prior consent of UCI (other than to its, or its Affiliates, accountants, auditors, counsel, directors, employees, officers or other representatives, whether now existing or any subsequent time), any information with respect to the projections delivered pursuant to Section 2.2(h) of this Agreement, provided, that the Insurer may disclose any such information (i) as has become generally available to the public, (ii) as may be required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over the Insurer, or any insurance regulator or rating agency, (iii) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation or regulatory proceeding, (iv) in order to comply with any law, order, regulation or ruling applicable to the Insurer, (v) to any reinsurer or (vi) to any potential reinsurer.

ARTICLE V

DEFAULTS AND REMEDIES

Section 5.1             Defaults.

The occurrence of any of the following events shall constitute an “Event of Default” hereunder:

(a)           Any representation or warranty made by the Issuer or any of the Universal Affiliates hereunder or under the Related Documents, or in any certificate furnished hereunder or under the Related Documents, shall prove to be untrue or misleading in any material respect; provided, however, that if the Issuer or any Universal Affiliate effectively cures any such defect in any representation or warranty under any Related Document or certificate or report furnished under any Related Document within the time period specified in the related document as the cure period therefor, such defect shall not in and of itself constitute an Event of Default;

(b)           (i) UCI or the Issuer shall fail to pay or deposit when due any amount required to be paid or deposited by it hereunder or under any other Related Document after giving effect to any applicable time period, if any, specified in the Related Documents as the cure period therefor, or (ii) a legislative body has enacted any Applicable Law that declares or a court of competent jurisdiction shall find or rule that this Insurance Agreement or any other Related Document is not valid and binding on the Issuer, any Universal Affiliate party hereto or any other party hereto or thereto;

(c)           The occurrence and continuance of an Event of Default (under and as defined in the Indenture);

(d)           The occurrence and continuance of a Manager Default;

(e)           The occurrence and continuance of a UCI Event; or

(f)            Any failure on the part of the Issuer or any Universal Affiliate duly to observe or perform in any material respect any other of its covenants or agreements contained in this Insurance Agreement or in any other Related Document that continues unremedied beyond any cure period provided therein, or, in the case of this Insurance Agreement, for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Issuer by the Insurer (with a copy to the Indenture Trustee) or by the Indenture Trustee (with a copy to the Insurer).

Section 5.2             Remedies; No Remedy Exclusive.

(a)           Upon the occurrence of an Event of Default hereunder, the Insurer may take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts, if any, then due under this Insurance Agreement, the Contribution Agreement, the Management Agreement, the Indenture, the Intercreditor Agreement or any other Related Document or to enforce performance and observance of any obligation, agreement or covenant of the Issuer or any of the Universal Affiliates under this Insurance Agreement, the Contribution Agreement, the Management Agreement, the Indenture, the Intercreditor Agreement or any other Related Document, either in its own capacity or in its capacity as Control Party with respect to any Series or Class or a Series Enhancer.

(b)           Unless otherwise expressly provided, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under this Insurance Agreement, the Contribution Agreement, the Management Agreement, the Indenture, the Intercreditor Agreement or any other Related Document, or existing at law or in equity.  No delay or omission to exercise any right or power accruing under this Insurance Agreement, the Contribution Agreement, the Management Agreement, the Indenture, the Intercreditor Agreement or any other Related Document upon the happening of any event set forth in Section 5.1 shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.  In order to entitle Insurer to exercise any remedy reserved to the Insurer in this Article, it shall not be necessary to give any notice, other than such notice as may be required by this Article, provided that to the extent notice is required in respect of an Event of Default under the other Related Documents and such notice shall have been given thereunder, no additional notice shall be required hereunder.

(c)           Each party to this Insurance Agreement hereby agrees that, in addition to any other rights or remedies existing in its favor, it shall be entitled to specific performance and/or injunctive relief in order to enforce any of its rights or any obligation owed to it under the Related Documents.

Section 5.3             Waivers.

(a)           No failure by the Insurer to exercise, and no delay by the Insurer in exercising, any right hereunder shall operate as a waiver thereof.  The exercise by the Insurer of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein to the Insurer are declared in every case to be cumulative and not exclusive of any remedies provided by law or equity.

(b)           The Insurer shall have the right, to be exercised in its complete discretion, to waive any Event of Default hereunder, by a writing setting forth the terms, conditions and extent of such waiver signed by the Insurer and delivered to the Issuer and the Indenture Trustee.  Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

ARTICLE VI

MISCELLANEOUS

Section 6.1             Amendments, Etc.

This Insurance Agreement may be amended, modified, supplemented or terminated only by written instrument or written instruments signed by the Insurer, the Issuer, the Contributor and the Indenture Trustee.  No consent of any reinsurer or participant contracted with by the Insurer pursuant to Section 4.4(b) shall be required for any amendment, modification, supplement or termination hereof.  The Issuer agrees to provide a copy of any amendment to this Insurance Agreement promptly to the Indenture Trustee and the Rating Agencies.  No act or course of dealing shall be deemed to constitute an amendment, modification, supplement or termination hereof.

Section 6.2             Notices.

All demands, notices and communications hereunder shall be in writing, personally delivered, or by facsimile (with subsequent telephone confirmation of receipt thereof), or sent by internationally recognized overnight courier service, (a) in the case of UCI, at the following address: 4444 Brittmoore Road, Houston, Texas 77041, (b) in the case of the Issuer, at the following address: 4444 Brittmoore Road, Houston, Texas 77041, Attention: General Counsel, (c) in the case of each Rating Agency, at its address as set forth in the Series 2005-1 Supplement and the Series 2005-2 Supplement, as applicable, (d) in the case of the Insurer, at the following address: Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004, Attention: Structured Finance Department — ABS, with a copy to Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004; Attention: Surveillance - ABS and (e) in the case of Indenture Trustee at the following address: MAC N9311-161 Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services-Asset-Backed Administration.  Notice shall be effective and deemed received (a) two days after being delivered to the courier service, if sent by courier, (b) upon receipt of confirmation of transmission, if sent by facsimile, or (c) when delivered, if delivered by hand.

Section 6.3             Severability.

In the event that any provision of this Insurance Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof.  The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

Section 6.4             Consent to Jurisdiction.

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING TO THIS INSURANCE AGREEMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL

OR STATE COURT IN THE CITY OF NEW YORK, STATE OF NEW YORK, AND EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF ENFORCING THIS AGREEMENT, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.  EACH OF THE PARTIES HERETO HEREBY CONSENTS TO SERVICE OF PROCESS BY REGISTERED MAIL, FEDERAL EXPRESS OR SIMILAR COURIER SERVICE AT THE ADDRESS AT WHICH NOTICES ARE TO BE GIVEN, IT BEING AGREED THAT SERVICE IN SUCH MANNER SHALL CONSTITUTE VALID SERVICE UPON SUCH PARTY AND ITS SUCCESSORS AND ASSIGNS IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING; PROVIDED, HOWEVER, THAT NOTHING IN THIS SECTION 6.4 SHALL AFFECT THE RIGHT OF ANY SUCH PARTY OR ITS SUCCESSORS AND ASSIGNS TO SERVICE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 6.5             Consent of the Insurer.

In the event that the consent of the Insurer is required under any of the Related Documents, the determination whether to grant or withhold such consent shall be made by the Insurer in writing and in its sole discretion without any implied duty towards any other Person.

Section 6.6             Counterparts; Facsimile Signatures.

This Insurance Agreement may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  Execution and delivery of this Insurance Agreement by facsimile signature shall constitute execution and delivery of this Insurance Agreement for all purposes hereof with the same force and effect as execution and delivery of a manually signed copy hereof.

Section 6.7             Headings.

The captions or headings in this Insurance Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Insurance Agreement.

Section 6.8             Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THAT WOULD RESULT IN APPLICATION OF LAWS OTHER THAN NEW YORK, AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 6.9             Waiver of Immunity.

To the extent that any party hereto or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal actions, suits or proceedings, from set-off or counterclaim, from the jurisdiction or judgment of any competent court, from service of process, from execution of a judgment, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, such party, for itself and its successors and assigns and its property, does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Insurance Agreement, the other Related Documents or the subject matter hereof or thereof, subject, in each case, to the provisions of the Related Documents and mandatory requirements of Applicable Law.

Section 6.10           Limited Liability.

(a)           No recourse under any Related Document shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Related Documents, the Series 2005-1 Notes, the Series 2005-2 Notes or the Policies, it being expressly agreed and understood that each Related Document is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches of any party hereto of any obligations under any Related Document is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Insurance Agreement; provided, however, the foregoing is not intended to waive any liability to the extent it results from any conduct found by a Governmental Authority to constitute fraud or a violation of criminal law.

(b)           With respect to the obligations of the Issuer under this Insurance Agreement, the parties hereto agree that recourse against the Issuer for such obligations is limited to the assets of the Issuer.

Section 6.11           Entire Agreement.

This Insurance Agreement, the Premium Letter and the Policies set forth the entire agreement between the parties with respect to the subject matter hereof and thereof, and supersede and replace any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

Section 6.12           Indenture Trustee.

The Indenture Trustee hereby acknowledges and agrees to perform all its obligations and duties pursuant to the Related Documents to which it is a party.

Section 6.13           Third-Party Beneficiary.

Each of the parties hereto agrees that the Insurer shall have all rights of an intended third-party beneficiary in respect of each of the Related Documents, including the right to enforce the respective obligations of the parties thereunder.

Section 6.14           Successor and Assigns.

This Insurance Agreement and all obligations of each of the parties hereto shall be binding upon its successors and assigns.  This Insurance Agreement may not be assigned by UCI or the Issuer without the prior written consent of the Insurer.

Section 6.15           No Proceedings.

Each of the parties hereto agrees that it will not institute against the Issuer or Universal Compression Member 2005 Corp. any involuntary proceeding or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law until the date which is one year and one day since the last day on which any Series 2005-1 Note or Series 2005-2 Note shall have been outstanding.  Each of the parties hereto agrees that the provisions of this Section 6.15 shall survive any termination of this Insurance Agreement.

A PERSON WHO FILES A CLAIM WITH INTENT TO DEFRAUD OR HELPS COMMIT A FRAUD AGAINST AN INSURER IS GUILTY OF A CRIME.

IN WITNESS WHEREOF, the parties hereto have executed this Insurance Agreement, all as of the day and year first above mentioned.

AMBAC ASSURANCE CORPORATION,
as Insurer

By:	/s/ Harris C. Mehos
Name:	Harris C. Mehos
Title:	First Vice President

Signature Page 1

Insurance and Indemnity Agreement

UNIVERSAL COMPRESSION, INC.
as Contributor and Manager

By:	/s/ J. Michael Anderson
J. Michael Anderson
Senior Vice President and
Chief Financial Officer

UCO COMPRESSION 2005 LLC
as Issuer

By:	/s/ J. Michael Anderson
J. Michael Anderson
Senior Vice President and
Chief Financial Officer

UCO COMPRESSION 2002 LLC
as Old Lessee

By:	/s/ J. Michael Anderson
J. Michael Anderson
Senior Vice President and
Chief Financial Officer

Signature Page 2

Insurance and Indemnity Agreement

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WELLS FARGO BANK, NATIONAL ASSOCIATION,
not in its individual capacity, but solely
as Indenture Trustee

By:	/s/ Marianna C. Stershic
Name: Marianna C. Stershic
Title: Vice President

Signature Page 3

Insurance and Indemnity Agreement

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EXHIBIT A

AMBAC ASSURANCE CORPORATION

FINANCIAL GUARANTY INSURANCE POLICY

Policy No.  AB0934BE

Insured Party:

Wells Fargo Bank, National Association, not in its individual capacity but solely in its capacity as Indenture Trustee (in such capacity, together with any successor Indenture Trustee appointed under and in accordance with the Indenture (as defined below), the “Indenture Trustee”) under the Indenture for the benefit of the Holders of the Series 2005-1 Notes issued pursuant to the Indenture.

Insured Obligations:

To the extent set forth herein, the aggregate interest on and the aggregate outstanding principal balance of all Series 2005-1 Notes owned by the Holders, which aggregate principal amount shall not exceed $200,000,000.

Insured Amounts:

(i) With respect to any Payment Date or the Draw Date (as defined below), the Interest Payment Deficiency Amount (as defined below) for such Payment Date or the Draw Date, as the case may be, (ii) with respect to the Draw Date (as defined below), the Series 2005-1 Note Principal Deficiency Amount (as defined below) and (iii) with respect to any Preference Payment Date (as defined below), the Preference Amounts (as defined below); provided, however, that the aggregate amount of all such Preference Amounts shall be subject to the limitations in such definition; provided, further, however, that in no event shall the amount payable by the Insurer (as defined below) under this Policy (as defined below) exceed the Maximum Insured Amount (as defined below).

In consideration of the payment of the premium, AMBAC ASSURANCE CORPORATION, a Wisconsin domiciled stock insurance corporation (together with any successor thereto, the “Insurer”), hereby unconditionally and irrevocably guarantees, subject only to (i) proper presentation of a Notice (as defined below) in accordance with the terms of this Financial Guaranty Insurance Policy (together with each and every endorsement, if any, hereto, this “Policy”) and (ii) the terms of this Policy, to pay to the Insured Party, for the benefit of Holders of the Insured Obligations, that portion of the Insured Amounts which shall become Due for Payment (as defined below) but shall be unpaid by reason of Nonpayment (as defined below).

1.                             Definitions.

Capitalized terms used in this Policy and not otherwise defined herein shall have the meanings given to such terms in the Appendix A to the Indenture, dated as of October 28, 2005 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms and the terms of this Policy, the “Indenture”), between the Issuer and the Indenture

Trustee, as such Appendix A to the Indenture and the Indenture may be amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions of the Indenture with the prior written consent of the Insurer, and the rules of usage set forth in such Appendix A shall apply to this Agreement, provided, that to the extent such capitalized terms are not defined in Appendix A to the Indenture, such terms shall have the meanings assigned to such terms in the Insurance and Indemnity Agreement, dated as of October 28, 2005 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Insurance Agreement”), among the Insurer, Issuer, UCI and the Indenture Trustee.  For purposes of this Policy, the following terms shall have the following meanings:

“Bankruptcy Code” shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

“Draw Date” shall mean October 20, 2025.

“Due for Payment” shall mean, with respect to any Insured Amount, such amount is due and payable pursuant to the terms of the Indenture.

“First Payment Date” shall mean the Payment Date occurring on November 20, 2005.

“Holder” shall mean Wachovia Capital Markets, LLC, as initial purchaser under the Note Purchase Agreement, and any other Person who is the registered owner or beneficial owner of a Series 2005-1 Note (other than the Issuer, a Universal Party and any of their Affiliates) and who, on the applicable Payment Date or the Draw Date, as the case may be, is entitled under the terms of such Series 2005-1 Note and the Indenture to payment thereunder.

“Indenture Trustee” shall have the meaning assigned to such term in the preamble hereto.

“Insured Amounts” shall have the meaning assigned to such term in the preamble hereto.

“Insured Obligations” shall have the meaning assigned to such term in the preamble hereto.

“Insured Party” shall have the meaning assigned to such term in the preamble hereto.

“Insured Payments” shall mean, at any date of determination, the aggregate of amounts paid by the Insurer under the Policy in respect of Insured Amounts on or before such date of determination.

“Insurer” shall have the meaning assigned to such term in the preamble hereto.

“Interest Payment Deficiency Amount” shall mean, for any Payment Date or the Draw Date, as applicable, the excess, if any, of (a) the sum of the Series 2005-1 Note Interest Payments (as defined in the Series Supplement in respect of the Series 2005-1 Notes, such Supplement, the “Series 2005-1 Supplement”) due on the Series 2005-1 Notes owned by Holders on such Payment Date or the Draw Date, as the case may be, payable pursuant to Section 302 of the Series 2005-1 Supplement over (b) the sum of (x) the aggregate of the amounts that have been paid, or are held by the Indenture Trustee for payment, to the Holders, from the proceeds of

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Collateral or otherwise, on such Payment Date or the Draw Date, as the case may be, and allocable to Series 2005-1 Note Interest Payments due on the Series 2005-1 Notes (without giving effect to the application of proceeds of any draws on this Policy but after giving effect to the payment, in accordance with the Related Documents, of all items with a higher priority), including, without limitation, and without duplication, amounts on deposit in the Trust Account, the Series 2005-1 Series Account (as defined in the Series 2005-1 Supplement), the Reserve Account or any other Transaction Account and any other funds that are available to pay such Series 2005-1 Note Interest Payments on such date (including, without limitation, amounts to be distributed pursuant to Section 302 or 806 of the Indenture), and (y) the aggregate of the amounts paid by the Insurer under this Policy on or before such Payment Date or the Draw Date, as the case may be, that are allocable to Series 2005-1 Note Interest Payments due on the Series 2005-1 Notes in respect of the interest period ending on such Payment Date or the Draw Date, as the case may be; provided that any payment of any Interest Payment Deficiency Amount shall be subject to the limitations set forth in Section 9 hereof.

“Maximum Insured Amount” shall mean $200,000,000 in respect of principal, plus the Series 2005-1 Note Interest Payments due and owing with respect to the Series 2005-1 Notes.

“Nonpayment” shall mean, with respect to any Payment Date or the Draw Date, any Insured Amount that is Due for Payment on such date but has not been paid pursuant to the Indenture.

“Notice” shall mean the telephonic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A or B, as applicable, to this Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee, in the case of an Insured Amount, specifying the Insured Amount that shall be due and payable on the applicable Payment Date or Draw Date or, in the case of a Preference Amount, specifying the Preference Amount that is due and payable and the date for payment thereof, in each case by the Insurer under and in accordance with this Policy.

“Order” shall have the meaning assigned to such term in Section 8 hereof.

“Policy” shall have the meaning assigned to such term in the preamble hereto.

“Preference Amount” shall mean any payment with respect to any Series 2005-1 Note Interest Payment or any Series 2005-1 Note Principal Balance (as defined in the Series 2005-1 Supplement), in each case with respect to any Series 2005-1 Note, which (i) has become Due for Payment, (ii) was made to a Holder by or on behalf of the Issuer and (iii) has been deemed a preferential transfer and recoverable, or theretofore recovered, from such Holder pursuant to the Bankruptcy Code or other applicable law in accordance with a final, nonappealable order of a court of competent jurisdiction; provided, that any Preference Amount in respect of Series 2005-1 Note Interest Payments shall be limited to the amount so calculated at the rate of interest paid with respect to such Preference Amount on the principal amount on which such avoided interest payment accrued; provided, further, in no event shall the Insurer be obligated to make any payment in respect of any Preference Amount to the extent that such payment, when added to all prior payments by the Insurer under the Policy would exceed the Maximum Insured Amount.

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“Preference Payment Date” shall have the meaning assigned to such term in Section 8 hereof.

“Reimbursement Amount” shall mean, as to any Payment Date or the Draw Date, the sum of (x) (i) all Insured Payments paid by the Insurer, but for which the Insurer has not been reimbursed prior to such Payment Date or the Draw Date, as the case may be, pursuant to Section 302 or 802 or 806 of the Indenture, plus (ii) interest accrued on such Insured Payments not previously repaid from and including the date of payment of such Insured Payment by the Insurer until reimbursement thereof in full, calculated at the Late Payment Rate from the date such Insured Payments were made by the Insurer, and (y) without duplication (i) any amounts then due and owing to the Insurer under the Insurance Agreement, as certified to the Indenture Trustee by the Insurer plus (ii) interest on such amounts, from the due date thereof until payment thereof in full, at the Late Payment Rate.

“Series 2005-1 Note Principal Deficiency Amount” shall mean, as of the Draw Date, the excess, if any, of (i) the Aggregate Series 2005-1 Note Principal Balance of all Series 2005-1 Notes owned by Holders after giving effect to all payments of principal on the Series 2005-1 Notes pursuant to the Related Documents over (ii) the sum, without duplication, of (x) the aggregate of the amounts that have been paid, or are held by the Indenture Trustee for payment, to the Holders, from the proceeds of the Collateral or otherwise, on or before the Draw Date and allocable to principal (without giving effect to the application of proceeds of any draws on this Policy but after giving effect to the payment, in accordance with the Related Documents, of all items with a higher priority), including, without limitation, application of funds on deposit in the Trust Account, the Series 2005-1 Series Account, the Reserve Account, the Purchase Account or any other Transaction Account and any other funds that are available to pay such Aggregate Series 2005-1 Note Principal Balance of the Series 2005-1 Notes on such Draw Date (including, without limitation, amounts to be distributed pursuant to Section 302 or 806 of the Indenture), and (y) the aggregate of amounts paid by the Insurer under this Policy on or before the Draw Date in respect of or allocable to principal; provided that any payment of any Series 2005-1 Note Principal Deficiency Amount shall be subject to the limitations set forth in Section 9 hereof.

2.                             Payments under this Policy.

(a)                                           Upon the presentation by the Insured Party to the Insurer at the Insurer’s principal office in respect of the applicable Payment Date or the Draw Date of a duly executed Notice, the Insurer will make or cause to be made to the Insured Party, on the guarantee set forth in the first paragraph of this Policy, payment in an amount equal to the applicable Insured Amounts.

(b)                                           Amounts payable in respect of any Insured Amounts due hereunder, unless otherwise stated herein, will be distributed by the Insurer to the Indenture Trustee by wire transfer of immediately available funds.  Solely the Indenture Trustee on behalf of the Holders shall have the right to make a claim for an Insured Payment under this Policy.

(c)                                           The Insurer’s payment obligations under this Policy with respect to particular Insured Amounts shall be discharged to the extent funds equal to such Insured Amounts are paid by the Insurer in accordance with the Indenture Trustee’s request, whether or

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not such funds are properly applied by the Indenture Trustee, the Holder or other recipient provided for in such request, as the case may be.  Payments of Insured Amounts shall be made only at the time set forth in this Policy, and no accelerated Insured Payments shall be made except to the extent that the Insurer shall have specified an earlier date for payment at its sole option.  This Policy does not insure against loss of any prepayment or other acceleration payment that at any time may become due in respect of any Insured Amount, other than at the sole option of the Insurer, nor against any risk other than Nonpayment, including failure of the Indenture Trustee to make any payment due the Holders of Insured Amounts.

3.                             Presentation of Notice of Non-Payment and Demand.

(a)                                           Notwithstanding any other provision of this Policy, the Insurer will pay any Insured Amounts payable hereunder no later than 12:00 noon, New York City time, on the later of (i)(x) in the case of the Interest Payment Deficiency Amount, the applicable Payment Date or the Draw Date, as the case may be, on which such Interest Payment Deficiency Amount is due and (y) in the case of the Series 2005-1 Note Principal Deficiency Amount, the Draw Date, and (ii) the third Business Day following actual receipt by the Insurer, at the Insurer’s principal office in New York, New York on a Business Day, of a Notice; provided that, if such Notice is received by the Insurer after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received before 12:00 noon on the following Business Day.

(b)                                           If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under this Policy, it shall be deemed not to have been received for purposes of this Policy, and the Insurer shall promptly so advise the Indenture Trustee in writing and the Indenture Trustee may submit an amended or corrected Notice.  If such an amended or corrected Notice is in proper form and is otherwise sufficient for the purpose of making a claim under this Policy, it shall be deemed to have been timely received on the Business Day of such resubmission subject to the proviso in paragraph (a) above.

4.                             Waiver.  To the fullest extent permitted by applicable law, the Insurer hereby waives and agrees not to assert any and all rights and defenses (including, but not limited to, set-offs, counterclaims and fraud in the inducement or fact), to the extent such rights and defenses may be available to the Insurer, so as to avoid payment of any amount due in respect of this Policy in accordance with the express provisions hereof, including, without limitation, any such rights acquired by subrogation, assignment or otherwise.  For the avoidance of doubt, (a) the Insurer undertakes not to impose any defense to payment, but reserves all rights to assert any claim it may have against any Holder or any other Person and none of the foregoing waivers shall prejudice any claim the Insurer may have, whether directly or as subrogee, assignee or otherwise, subsequent to making such payment and (b) the Insurer does not waive its right to seek payment of all amounts to which it is entitled, including, without limitation, all Premiums, Reimbursement Amounts, and all other amounts owed to the Insurer pursuant to Section 3.3 of the Insurance Agreement or any other Related Document.

5.                             Subrogation.

(a)                                           Upon any payment hereunder, in furtherance and not in limitation of the Insurer’s equitable right of subrogation, its right of subrogation, its right of assignment and its

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other rights under the Insurance Agreement and any other Related Document, the Insurer will, to the extent of such payment by the Insurer hereunder, be subrogated to the rights of any Holder to receive any and all amounts due in respect of the Insured Obligations (including the amount of any Interest Payment Deficiency Amount and the amount of any Series 2005-1 Note Principal Deficiency Amount, and any regular, default or overdue interest, or other interest or analogous amounts thereon or in respect thereof) as to which such Insured Payment was made.

(b)                                           As of any Payment Date or the Draw Date, as applicable, to the extent the Insurer has become subrogated to the rights of any Holder by virtue of any previous payment under this Policy, recovery of such payment shall be effected in accordance with the priority of distributions provided therefor in Section 302 of the Indenture.  In so doing, the Insurer does not waive its rights to seek full payment of all Reimbursement Amounts owed to it.

6.                             Communications.  All notices, presentations, transmissions, deliveries and communications made by the Insured Party to the Insurer with respect to this Policy shall specifically refer to the number of this Policy and shall be made to the Insurer at:

Ambac Assurance Corporation
One State Street Plaza
New York, New York 10004
Attention:	Asset-Backed Securities Department Head
General Counsel — URGENT
Phone:	(212) 208-2283
Fax:	The Insured Party shall contact the Office of General Counsel to Ambac at (212) 668-0340 to obtain the appropriate facsimile number for any notice, presentation transmission, delivery or communication or to such other address, officer, telephone number or facsimile number as the Insurer may designate to the Insured Party from time to time.

7.                             Nature of the Obligations.  Except as expressly provided herein, the obligations of the Insurer under this Policy are irrevocable, absolute and unconditional.

8.                             Termination.  This Policy and the obligations of the Insurer hereunder shall terminate upon the earliest of:

(a)                                           the payment by the Insurer to the Insured Party of the lesser of (x) all Insured Amounts and (y) the Maximum Insured Amount;

(b)                                           the date on which all of the Insured Obligations have been paid in full; and

(c)                                           five (5) Business Days after the close of business on the Draw Date.

provided, however, that notwithstanding the occurrence of any of the foregoing events, the Insurer shall pay any Preference Amount when due to be paid pursuant to an Order referred to below, but in any event no earlier than the fifth Business Day following actual receipt by the Insurer of each of the following: (i) a certified copy of a final,

6

nonappealable order of a court or other body exercising jurisdiction in an Insolvency Proceeding, not subject to any stay, to the effect that a Holder is required to return such Preference Amount paid during the term of this Policy because the payments of such amounts were avoided as a preferential transfer or otherwise rescinded or required to be restored by such Holder (the “Order”), (ii) an opinion of counsel in form and substance satisfactory to the Insurer that the Order has been entered and is final and not subject to appeal or to any stay, (iii) an assignment, in form and substance satisfactory to the Insurer, duly executed and delivered by such Holder and the Indenture Trustee, irrevocably assigning to the Insurer all rights and claims of such Holder relating to or arising under the Indenture or otherwise against the Collateral or otherwise with respect to such Preference Amount, (iv) appropriate instruments in form and substance satisfactory to the Insurer to effect the appointment of the Insurer as agent for such Holder and the Indenture Trustee in any legal proceeding related to such Preference Amount and (v) a Notice (in the form attached as Exhibit B) appropriately completed and executed by the Indenture Trustee (the date on which the Insurer shall have received each of the foregoing items being herein referred to as the “Preference Payment Date”); provided, further, that if such documents are received by the Insurer after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day.  Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Indenture Trustee or applicable Holder directly, unless the Indenture Trustee or the relevant Holder has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee-in-bankruptcy named in the Order, in which case the Insurer will pay the Indenture Trustee to the extent of the payment of such Preference Amount, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii), (iv) and (v) above to the Insurer and (b) evidence satisfactory to the Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee-in-bankruptcy named in the Order; provided, further, that the Insurer shall not be obligated to pay any Preference Amount in respect of the Series 2005-1 Note Principal Balance prior to the Draw Date.

Notwithstanding the foregoing, in no event shall the Insurer be obligated to make any payment in respect of any Preference Amount (i) to the extent that such payment, when added to all prior payments of Insured Amounts, would exceed the Maximum Insured Amount or (ii) prior to the time the Insurer would have been required to make an Insured Payment pursuant to Section 2 hereof.

9.                             Exclusions.  There shall be no acceleration payment due under this Policy unless such acceleration is at the sole option of the Insurer.  This Policy does not cover (i) any Default Fee, premium, penalty or other additional fee or yield payable as a result of any failure to pay any amounts when due on a Payment Date or the Draw Date, as applicable, or assessed as a result of an Event of Default or event of termination under the Indenture or any payment or distribution that occurs earlier than any scheduled date for payment or distribution thereof, (ii) any shortfalls in amounts owing or available for payment resulting from, or attributable to, the liability (including interest and penalties in respect of any such liability) of any Holder, the Issuer, the Indenture Trustee or the Collateral for any tax, withholding or other governmental charge, if any (including interest and penalties in respect of that liability), (iii) any risk other than

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Nonpayment, including the failure of the Indenture Trustee to make any disbursements required under the Indenture to any Holder or the Indenture Trustee to remit funds to any other party, (iv) any interest or yield on any amount other than the Aggregate Series 2005-1 Note Principal Balance (as defined in the Series Supplement for the Series 2005-1 Notes) or (v) any Commitment Fees.

10.                           Miscellaneous.

(a)                                           This Policy sets forth the full understanding of the Insurer, and except as expressly provided herein, or as otherwise agreed in writing hereafter by the Insurer and the Insured Party, may not be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto, and may not be canceled or revoked.

(b)                                           This Policy shall be governed by, and construed in accordance with, the laws of the State of New York.

(c)                                           THE INSURANCE PROVIDED BY THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

(d)                                           Any notice hereunder or service of process on the Insurer may be made at the address listed above for the Insurer or such other address as the Insurer shall specify in writing to the Indenture Trustee.

(e)                                           The Premium of this Policy is not refundable for any reason.  The Premium will be payable on this Policy on each Payment Date and the Draw Date as provided in the Insurance Agreement, beginning with the First Payment Date.

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IN WITNESS WHEREOF, the Insurer has caused this Policy to be executed and attested this 28th day of October, 2005.

AMBAC ASSURANCE CORPORATION

By:
Name:
Title:

Attest:

Name:
Title:

EXHIBIT A

TO THE FINANCIAL GUARANTY INSURANCE POLICY

Policy No. AB0934BE

NOTICE OF NONPAYMENT AND DEMAND
FOR PAYMENT OF INSURED AMOUNTS
(OTHER THAN PREFERENCE AMOUNT)

Date:  [               ]

Ambac Assurance Corporation
One State Street Plaza
New York, New York  10004

Attention:	Asset-Backed Securities Department Head
General Counsel — URGENT

Reference is made to Financial Guaranty Insurance Policy No. AB0934BE (the “Policy”) issued by Ambac Assurance Corporation (“Ambac”).  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Policy, unless the context otherwise requires.

The undersigned hereby certifies as follows:

1.                             It is the Indenture Trustee under the Indenture, is the Insured Party under the Policy and is acting for the benefit of the Holders.

2.                             The relevant Payment Date or the Draw Date is [date].

3.                             [There is an Interest Payment Deficiency Amount of $             with respect to such Payment Date, which amount is an Insured Amount which is Due for Payment.]  [Such date is the Draw Date under the Policy and the Series 2005-1 Note Principal Deficiency Amount is $                and the Interest Payment Deficiency Amount is $               , the total of which is the Insured Amount that is Due for Payment.]

4.                             The Indenture Trustee has not heretofore made a demand for the Insured Amount in respect of such Payment Date or the Draw Date, as applicable.

5.                             The Indenture Trustee hereby requests the payment of the Insured Amount that is Due for Payment be made by Ambac under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:                             .(1)

(1)           The account number of the Series 2005-1 Series Account held by the Indenture Trustee.

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6.                             The Indenture Trustee hereby certifies and agrees that, following receipt of the Insured Payment from Ambac, it shall (a) hold such amounts in trust for the Holders and apply the same directly to the distribution of payments when due in respect of the Series 2005-1 Notes in accordance with the Indenture, (b) not apply such funds for any other purpose, and (c) maintain an accurate record of such payments with respect to the Series 2005-1 Notes and the corresponding claim on the Policy and proceeds thereof.

7.                             The Indenture Trustee hereby assigns to Ambac all rights, and confirms that the Holders have assigned all rights, under the Insured Obligations in respect of which payment is being requested to Ambac.

A PERSON WHO FILES A CLAIM WITH INTENT TO DEFRAUD OR HELPS COMMIT A FRAUD AGAINST AN INSURER IS GUILTY OF A CRIME.

By:

Title:
(Officer)

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EXHIBIT B

TO THE FINANCIAL GUARANTY INSURANCE POLICY

Policy No. AB0934BE

NOTICE OF NONPAYMENT AND DEMAND
FOR PAYMENT OF PREFERENCE AMOUNT

Date:  [                ]

Ambac Assurance Corporation
One State Street Plaza
New York, New York  10004

Attention:	Asset-Backed Securities Department Head
General Counsel — URGENT

Reference is made to Financial Guaranty Insurance Policy No. AB0934BE (the “Policy”) issued by Ambac Assurance Corporation (“Ambac”).  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Policy, unless the context otherwise requires.

The undersigned hereby certifies as follows:

1.                             It is the Indenture Trustee under the Indenture, is the Insured Party under the Policy and is acting for the Holders.

2.                             A payment previously made in respect of the Series 2005-1 Notes pursuant to the Indenture has become a Preference Amount, as indicated by the attached Order, which Payment was previously distributed to [name of applicable Holder] (the “Applicable Noteholder”).

3.                             The attached opinion of counsel concludes that the Order has been entered and is not subject to appeal or to any stay.

4.                             The Applicable Noteholder has certified that the Order has been entered and is not subject to appeal or to any stay.

5.                             The amount of the Preference Amount is $______, and consists of interest in the amount of $                      paid on                    , 200[     ] [,and principal in the amount of $             paid on              , 200[    ]].

6.                             The Indenture Trustee has not heretofore made a demand for such Preference Amount.

7.                             The Indenture Trustee hereby requests the payment of the Insured Payment be made by Ambac under the Policy and directs that payment under the Policy be made to the

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following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:                 .(2)

(2)                                  The account of the relevant receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, unless the Holder or Indenture Trustee has already paid such Preference Amount to such party, in which case, the account of the payor.

8.                             The Indenture Trustee hereby agrees that if such Insured Payment is made to it, following receipt of such Insured Payment from Ambac, it shall (a) hold such amounts in trust and apply the same directly to the Applicable Holder for payment of the Preference Amount, (b) not apply such funds for any other purpose, and (c) maintain an accurate record of such payments with respect to the Series 2005-1 Notes and the corresponding claim on the Policy and proceeds thereof.

9.                             The Indenture Trustee hereby assigns to Ambac all rights, and confirms that the Applicable Noteholder has assigned all rights, under the Insured Obligations in respect of which payment is being requested to Ambac.

A PERSON WHO FILES A CLAIM WITH INTENT TO DEFRAUD OR HELPS COMMIT A FRAUD AGAINST AN INSURER IS GUILTY OF A CRIME.

By:

Title:
(Officer)

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EXHIBIT B

AMBAC ASSURANCE CORPORATION

FINANCIAL GUARANTY INSURANCE POLICY

Policy No.  AB0935BE

Insured Party:

Wells Fargo Bank, National Association, not in its individual capacity but solely in its capacity as Indenture Trustee (in such capacity, together with any successor Indenture Trustee appointed under and in accordance with the Indenture (as defined below), the “Indenture Trustee”) under the Indenture for the benefit of the Holders of the Series 2005-2 Notes issued pursuant to the Indenture.

Insured Obligations:

To the extent set forth herein, the aggregate interest on and the aggregate outstanding principal balance of all Series 2005-2 Notes owned by the Holders, which aggregate principal amount shall not exceed $25,000,000.

Insured Amounts:

(i) With respect to any Payment Date or the Draw Date (as defined below), the Interest Payment Deficiency Amount (as defined below) for such Payment Date or the Draw Date, as the case may be, (ii) with respect to the Draw Date (as defined below), the Series 2005-2 Note Principal Deficiency Amount (as defined below) and (iii) with respect to any Preference Payment Date (as defined below), the Preference Amounts (as defined below); provided, however, that the aggregate amount of all such Preference Amounts shall be subject to the limitations in such definition; provided, further, however, that in no event shall the amount payable by the Insurer (as defined below) under this Policy (as defined below) exceed the Maximum Insured Amount (as defined below).

In consideration of the payment of the premium, AMBAC ASSURANCE CORPORATION, a Wisconsin domiciled stock insurance corporation (together with any successor thereto, the “Insurer”), hereby unconditionally and irrevocably guarantees, subject only to (i) proper presentation of a Notice (as defined below) in accordance with the terms of this Financial Guaranty Insurance Policy (together with each and every endorsement, if any, hereto, this “Policy”) and (ii) the terms of this Policy, to pay to the Insured Party, for the benefit of Holders of the Insured Obligations, that portion of the Insured Amounts which shall become Due for Payment (as defined below) but shall be unpaid by reason of Nonpayment (as defined below).

1.                             Definitions.

                Capitalized terms used in this Policy and not otherwise defined herein shall have the meanings given to such terms in the Appendix A to the Indenture, dated as of October 28, 2005 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms and the terms of this Policy, the “Indenture”), between the Issuer and the Indenture

Trustee, as such Appendix A to the Indenture and the Indenture may be amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions of the Indenture with the prior written consent of the Insurer, and the rules of usage set forth in such Appendix A shall apply to this Agreement, provided, that to the extent such capitalized terms are not defined in Appendix A to the Indenture, such terms shall have the meanings assigned to such terms in the Insurance and Indemnity Agreement, dated as of October 28, 2005 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Insurance Agreement”), among the Insurer, Issuer, UCI and the Indenture Trustee.  For purposes of this Policy, the following terms shall have the following meanings:

“Bankruptcy Code” shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

“Draw Date” shall mean the 20th anniversary of the Commitment Termination Date with respect to the Series 2005-2 Notes.

“Due for Payment” shall mean, with respect to any Insured Amount, such amount is due and payable pursuant to the terms of the Indenture.

“First Payment Date” shall mean the Payment Date occurring on November 20, 2005.

“Holder” shall mean Variable Funding Capital Corporation, and any other Person who is the registered owner or beneficial owner of a Series 2005-2 Note (other than the Issuer, a Universal Party and any of their Affiliates) and who, on the applicable Payment Date or the Draw Date, as the case may be, is entitled under the terms of such Series 2005-2 Note and the Indenture to payment thereunder.

“Indenture Trustee” shall have the meaning assigned to such term in the preamble hereto.

“Insured Amounts” shall have the meaning assigned to such term in the preamble hereto.

“Insured Obligations” shall have the meaning assigned to such term in the preamble hereto.

“Insured Party” shall have the meaning assigned to such term in the preamble hereto.

“Insured Payments” shall mean, at any date of determination, the aggregate of amounts paid by the Insurer under the Policy in respect of Insured Amounts on or before such date of determination.

“Insurer” shall have the meaning assigned to such term in the preamble hereto.

“Interest Payment Deficiency Amount” shall mean, for any Payment Date or the Draw Date, as applicable, the excess, if any, of (a) the sum of the Series 2005-2 Note Interest Payments (as defined in the Series Supplement in respect of the Series 2005-2 Notes, such Supplement, the “Series 2005-2 Supplement”) due on the Series 2005-2 Notes owned by Holders on such Payment Date or the Draw Date, as the case may be, payable pursuant to Section 302 of the Series 2005-2 Supplement over (b) the sum of (x) the aggregate of the amounts that have been

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paid, or are held by the Indenture Trustee for payment, to the Holders, from the proceeds of Collateral or otherwise, on such Payment Date or the Draw Date, as the case may be, and allocable to Series 2005-2 Note Interest Payments due on the Series 2005-2 Notes (without giving effect to the application of proceeds of any draws on this Policy but after giving effect to the payment, in accordance with the Related Documents, of all items with a higher priority), including, without limitation, and without duplication, amounts on deposit in the Trust Account, the Series 2005-2 Series Account (as defined in the Series 2005-2 Supplement), the Reserve Account or any other Transaction Account and any other funds that are available to pay such Series 2005-2 Note Interest Payments on such date (including, without limitation, amounts to be distributed pursuant to Section 302 or 806 of the Indenture), and (y) the aggregate of the amounts paid by the Insurer under this Policy on or before such Payment Date or the Draw Date, as the case may be, that are allocable to Series 2005-2 Note Interest Payments due on the Series 2005-2 Notes in respect of the interest period ending on such Payment Date or the Draw Date, as the case may be; provided that any payment of any Interest Payment Deficiency Amount shall be subject to the limitations set forth in Section 9 hereof.

“Maximum Insured Amount” shall mean $25,000,000 in respect of principal, plus the Series 2005-2 Note Interest Payments due and owing with respect to the Series 2005-2 Notes.

“Nonpayment” shall mean, with respect to any Payment Date or the Draw Date, any Insured Amount that is Due for Payment on such date but has not been paid pursuant to the Indenture.

“Notice” shall mean the telephonic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A or B, as applicable, to this Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee, in the case of an Insured Amount, specifying the Insured Amount that shall be due and payable on the applicable Payment Date or Draw Date or, in the case of a Preference Amount, specifying the Preference Amount that is due and payable and the date for payment thereof, in each case by the Insurer under and in accordance with this Policy.

“Order” shall have the meaning assigned to such term in Section 8 hereof.

“Policy” shall have the meaning assigned to such term in the preamble hereto.

“Preference Amount” shall mean any payment with respect to any Series 2005-2 Note Interest Payment or any Series 2005-2 Note Principal Balance (as defined in the Series 2005-2 Supplement), in each case with respect to any Series 2005-2 Note, which (i) has become Due for Payment, (ii) was made to a Holder by or on behalf of the Issuer and (iii) has been deemed a preferential transfer and recoverable, or theretofore recovered, from such Holder pursuant to the Bankruptcy Code or other applicable law in accordance with a final, nonappealable order of a court of competent jurisdiction; provided, that any Preference Amount in respect of Series 2005-2 Note Interest Payments shall be limited to the amount so calculated at the rate of interest paid with respect to such Preference Amount on the principal amount on which such avoided interest payment accrued; provided, further, in no event shall the Insurer be obligated to make any payment in respect of any Preference Amount to the extent that such payment, when added to all prior payments by the Insurer under the Policy would exceed the Maximum Insured Amount.

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“Preference Payment Date” shall have the meaning assigned to such term in Section 8 hereof.

“Reimbursement Amount” shall mean, as to any Payment Date or the Draw Date, the sum of (x) (i) all Insured Payments paid by the Insurer, but for which the Insurer has not been reimbursed prior to such Payment Date or the Draw Date, as the case may be, pursuant to Section 302 or 802 or 806 of the Indenture, plus (ii) interest accrued on such Insured Payments not previously repaid from and including the date of payment of such Insured Payment by the Insurer until reimbursement thereof in full, calculated at the Late Payment Rate from the date such Insured Payments were made by the Insurer, and (y) without duplication (i) any amounts then due and owing to the Insurer under the Insurance Agreement, as certified to the Indenture Trustee by the Insurer plus (ii) interest on such amounts, from the due date thereof until payment thereof in full, at the Late Payment Rate.

“Series 2005-2 Note Principal Deficiency Amount” shall mean, as of the Draw Date, the excess, if any, of (i) the Aggregate Series 2005-2 Note Principal Balance of all Series 2005-2 Notes owned by Holders after giving effect to all payments of principal on the Series 2005-2 Notes pursuant to the Related Documents over (ii) the sum, without duplication, of (x) the aggregate of the amounts that have been paid, or are held by the Indenture Trustee for payment, to the Holders, from the proceeds of the Collateral or otherwise, on or before the Draw Date and allocable to principal (without giving effect to the application of proceeds of any draws on this Policy but after giving effect to the payment, in accordance with the Related Documents, of all items with a higher priority), including, without limitation, application of funds on deposit in the Trust Account, the Series 2005-2 Series Account, the Reserve Account, the Purchase Account or any other Transaction Account and any other funds that are available to pay such Aggregate Series 2005-2 Note Principal Balance of the Series 2005-2 Notes on such Draw Date (including, without limitation, amounts to be distributed pursuant to Section 302 or 806 of the Indenture), and (y) the aggregate of amounts paid by the Insurer under this Policy on or before the Draw Date in respect of or allocable to principal; provided that any payment of any Series 2005-2 Note Principal Deficiency Amount shall be subject to the limitations set forth in Section 9 hereof.

2.                             Payments under this Policy.

(a)                                           Upon the presentation by the Insured Party to the Insurer at the Insurer’s principal office in respect of the applicable Payment Date or the Draw Date of a duly executed Notice, the Insurer will make or cause to be made to the Insured Party, on the guarantee set forth in the first paragraph of this Policy, payment in an amount equal to the applicable Insured Amounts.

(b)                                           Amounts payable in respect of any Insured Amounts due hereunder, unless otherwise stated herein, will be distributed by the Insurer to the Indenture Trustee by wire transfer of immediately available funds.  Solely the Indenture Trustee on behalf of the Holders shall have the right to make a claim for an Insured Payment under this Policy.

(c)                                           The Insurer’s payment obligations under this Policy with respect to particular Insured Amounts shall be discharged to the extent funds equal to such Insured Amounts are paid by the Insurer in accordance with the Indenture Trustee’s request, whether or

4

not such funds are properly applied by the Indenture Trustee, the Holder or other recipient provided for in such request, as the case may be.  Payments of Insured Amounts shall be made only at the time set forth in this Policy, and no accelerated Insured Payments shall be made except to the extent that the Insurer shall have specified an earlier date for payment at its sole option.  This Policy does not insure against loss of any prepayment or other acceleration payment that at any time may become due in respect of any Insured Amount, other than at the sole option of the Insurer, nor against any risk other than Nonpayment, including failure of the Indenture Trustee to make any payment due the Holders of Insured Amounts.

3.                             Presentation of Notice of Non-Payment and Demand.

(a)                                           Notwithstanding any other provision of this Policy, the Insurer will pay any Insured Amounts payable hereunder no later than 12:00 noon, New York City time, on the later of (i)(x) in the case of the Interest Payment Deficiency Amount, the applicable Payment Date or the Draw Date, as the case may be, on which such Interest Payment Deficiency Amount is due and (y) in the case of the Series 2005-2 Note Principal Deficiency Amount, the Draw Date, and (ii) the third Business Day following actual receipt by the Insurer, at the Insurer’s principal office in New York, New York on a Business Day, of a Notice; provided that, if such Notice is received by the Insurer after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received before 12:00 noon on the following Business Day.

(b)                                           If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under this Policy, it shall be deemed not to have been received for purposes of this Policy, and the Insurer shall promptly so advise the Indenture Trustee in writing and the Indenture Trustee may submit an amended or corrected Notice.  If such an amended or corrected Notice is in proper form and is otherwise sufficient for the purpose of making a claim under this Policy, it shall be deemed to have been timely received on the Business Day of such resubmission subject to the proviso in paragraph (a) above.

4.                             Waiver.  To the fullest extent permitted by applicable law, the Insurer hereby waives and agrees not to assert any and all rights and defenses (including, but not limited to, set-offs, counterclaims and fraud in the inducement or fact), to the extent such rights and defenses may be available to the Insurer, so as to avoid payment of any amount due in respect of this Policy in accordance with the express provisions hereof, including, without limitation, any such rights acquired by subrogation, assignment or otherwise.  For the avoidance of doubt, (a) the Insurer undertakes not to impose any defense to payment, but reserves all rights to assert any claim it may have against any Holder or any other Person and none of the foregoing waivers shall prejudice any claim the Insurer may have, whether directly or as subrogee, assignee or otherwise, subsequent to making such payment and (b) the Insurer does not waive its right to seek payment of all amounts to which it is entitled, including, without limitation, all Premiums, Reimbursement Amounts, and all other amounts owed to the Insurer pursuant to Section 3.3 of the Insurance Agreement or any other Related Document.

5.                             Subrogation.

(a)                                           Upon any payment hereunder, in furtherance and not in limitation of the Insurer’s equitable right of subrogation, its right of subrogation, its right of assignment and its

5

other rights under the Insurance Agreement and any other Related Document, the Insurer will, to the extent of such payment by the Insurer hereunder, be subrogated to the rights of any Holder to receive any and all amounts due in respect of the Insured Obligations (including the amount of any Interest Payment Deficiency Amount and the amount of any Series 2005-2 Note Principal Deficiency Amount, and any regular, default or overdue interest, or other interest or analogous amounts thereon or in respect thereof) as to which such Insured Payment was made.

(b)                                           As of any Payment Date or the Draw Date, as applicable, to the extent the Insurer has become subrogated to the rights of any Holder by virtue of any previous payment under this Policy, recovery of such payment shall be effected in accordance with the priority of distributions provided therefor in Section 302 of the Indenture.  In so doing, the Insurer does not waive its rights to seek full payment of all Reimbursement Amounts owed to it.

6.                             Communications.  All notices, presentations, transmissions, deliveries and communications made by the Insured Party to the Insurer with respect to this Policy shall specifically refer to the number of this Policy and shall be made to the Insurer at:

Ambac Assurance Corporation
One State Street Plaza
New York, New York 10004
Attention:	Asset-Backed Securities Department Head
General Counsel — URGENT
Phone:	(212) 208-2283
Fax:	The Insured Party shall contact the Office of General Counsel to Ambac at (212) 668-0340 to obtain the appropriate facsimile number for any notice, presentation transmission, delivery or communication or to such other address, officer, telephone number or facsimile number as the Insurer may designate to the Insured Party from time to time.

7.                             Nature of the Obligations.  Except as expressly provided herein, the obligations of the Insurer under this Policy are irrevocable, absolute and unconditional.

8.                             Termination.  This Policy and the obligations of the Insurer hereunder shall terminate upon the earliest of:

(a)                                           the payment by the Insurer to the Insured Party of the lesser of (x) all Insured Amounts and (y) the Maximum Insured Amount;

(b)                                           the date on which all of the Insured Obligations have been paid in full; and

(c)                                           five (5) Business Days after the close of business on the Draw Date.

provided, however, that notwithstanding the occurrence of any of the foregoing events, the Insurer shall pay any Preference Amount when due to be paid pursuant to an Order referred to below, but in any event no earlier than the fifth Business Day following actual receipt by the Insurer of each of the following: (i) a certified copy of a final,

6

nonappealable order of a court or other body exercising jurisdiction in an Insolvency Proceeding, not subject to any stay, to the effect that a Holder is required to return such Preference Amount paid during the term of this Policy because the payments of such amounts were avoided as a preferential transfer or otherwise rescinded or required to be restored by such Holder (the “Order”), (ii) an opinion of counsel in form and substance satisfactory to the Insurer that the Order has been entered and is final and not subject to appeal or to any stay, (iii) an assignment, in form and substance satisfactory to the Insurer, duly executed and delivered by such Holder and the Indenture Trustee, irrevocably assigning to the Insurer all rights and claims of such Holder relating to or arising under the Indenture or otherwise against the Collateral or otherwise with respect to such Preference Amount, (iv) appropriate instruments in form and substance satisfactory to the Insurer to effect the appointment of the Insurer as agent for such Holder and the Indenture Trustee in any legal proceeding related to such Preference Amount and (v) a Notice (in the form attached as Exhibit B) appropriately completed and executed by the Indenture Trustee (the date on which the Insurer shall have received each of the foregoing items being herein referred to as the “Preference Payment Date”); provided, further, that if such documents are received by the Insurer after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day.  Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Indenture Trustee or applicable Holder directly, unless the Indenture Trustee or the relevant Holder has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee-in-bankruptcy named in the Order, in which case the Insurer will pay the Indenture Trustee to the extent of the payment of such Preference Amount, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii), (iv) and (v) above to the Insurer and (b) evidence satisfactory to the Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee-in-bankruptcy named in the Order; provided, further, that the Insurer shall not be obligated to pay any Preference Amount in respect of the Series 2005-2 Note Principal Balance prior to the Draw Date.

Notwithstanding the foregoing, in no event shall the Insurer be obligated to make any payment in respect of any Preference Amount (i) to the extent that such payment, when added to all prior payments of Insured Amounts, would exceed the Maximum Insured Amount or (ii) prior to the time the Insurer would have been required to make an Insured Payment pursuant to Section 2 hereof.

9.                             Exclusions.  There shall be no acceleration payment due under this Policy unless such acceleration is at the sole option of the Insurer.  This Policy does not cover (i) any Default Fee, premium, penalty or other additional fee or yield payable as a result of any failure to pay any amounts when due on a Payment Date or the Draw Date, as applicable, or assessed as a result of an Event of Default or event of termination under the Indenture or any payment or distribution that occurs earlier than any scheduled date for payment or distribution thereof, (ii) any shortfalls in amounts owing or available for payment resulting from, or attributable to, the liability (including interest and penalties in respect of any such liability) of any Holder, the Issuer, the Indenture Trustee or the Collateral for any tax, withholding or other governmental charge, if any (including interest and penalties in respect of that liability), (iii) any risk other than

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Nonpayment, including the failure of the Indenture Trustee to make any disbursements required under the Indenture to any Holder or the Indenture Trustee to remit funds to any other party, (iv) any interest or yield on any amount other than the Aggregate Series 2005-2 Note Principal Balance (as defined in the Series Supplement for the Series 2005-2 Notes) or (v) any Commitment Fees.

10.                           Miscellaneous.

(a)                                           This Policy sets forth the full understanding of the Insurer, and except as expressly provided herein, or as otherwise agreed in writing hereafter by the Insurer and the Insured Party, may not be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto, and may not be canceled or revoked.

(b)                                           This Policy shall be governed by, and construed in accordance with, the laws of the State of New York.

(c)                                           THE INSURANCE PROVIDED BY THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

(d)                                           Any notice hereunder or service of process on the Insurer may be made at the address listed above for the Insurer or such other address as the Insurer shall specify in writing to the Indenture Trustee.

(e)                                           The Premium of this Policy is not refundable for any reason.  The Premium will be payable on this Policy on each Payment Date and the Draw Date as provided in the Insurance Agreement, beginning with the First Payment Date.

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IN WITNESS WHEREOF, the Insurer has caused this Policy to be executed and attested this 28th day of October, 2005.

AMBAC ASSURANCE CORPORATION

By:
Name:
Title:

Attest:

Name:
Title:

EXHIBIT A

TO THE FINANCIAL GUARANTY INSURANCE POLICY

Policy No. AB0935BE

NOTICE OF NONPAYMENT AND DEMAND
FOR PAYMENT OF INSURED AMOUNTS
(OTHER THAN PREFERENCE AMOUNT)

Date:  [              ]

Ambac Assurance Corporation
One State Street Plaza
New York, New York  10004

Attention:	Asset-Backed Securities Department Head
General Counsel — URGENT

Reference is made to Financial Guaranty Insurance Policy No. AB0935BE (the “Policy”) issued by Ambac Assurance Corporation (“Ambac”).  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Policy, unless the context otherwise requires.

The undersigned hereby certifies as follows:

1.                             It is the Indenture Trustee under the Indenture, is the Insured Party under the Policy and is acting for the benefit of the Holders.

2.                             The relevant Payment Date or the Draw Date is [date].

3.                             [There is an Interest Payment Deficiency Amount of $            with respect to such Payment Date, which amount is an Insured Amount which is Due for Payment.]  [Such date is the Draw Date under the Policy and the Series 2005-2 Note Principal Deficiency Amount is $               and the Interest Payment Deficiency Amount is $              , the total of which is the Insured Amount that is Due for Payment.]

4.                             The Indenture Trustee has not heretofore made a demand for the Insured Amount in respect of such Payment Date or the Draw Date, as applicable.

5.                             The Indenture Trustee hereby requests the payment of the Insured Amount that is Due for Payment be made by Ambac under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:                         .(3)

(3)           The account number of the Series 2005-2 Series Account held by the Indenture Trustee.

6.                             The Indenture Trustee hereby certifies and agrees that, following receipt of the Insured Payment from Ambac, it shall (a) hold such amounts in trust for the Holders and apply the same directly to the distribution of payments when due in respect of the Series 2005-2 Notes

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in accordance with the Indenture, (b) not apply such funds for any other purpose, and (c) maintain an accurate record of such payments with respect to the Series 2005-2 Notes and the corresponding claim on the Policy and proceeds thereof.

7.                             The Indenture Trustee hereby assigns to Ambac all rights, and confirms that the Holders have assigned all rights, under the Insured Obligations in respect of which payment is being requested to Ambac.

A PERSON WHO FILES A CLAIM WITH INTENT TO DEFRAUD OR HELPS COMMIT A FRAUD AGAINST AN INSURER IS GUILTY OF A CRIME.

By:

Title:
(Officer)

A-2

EXHIBIT B

TO THE FINANCIAL GUARANTY INSURANCE POLICY

Policy No. AB0935BE

NOTICE OF NONPAYMENT AND DEMAND
FOR PAYMENT OF PREFERENCE AMOUNT

Date:  [               ]

Ambac Assurance Corporation
One State Street Plaza
New York, New York  10004

Attention:	Asset-Backed Securities Department Head
General Counsel — URGENT

Reference is made to Financial Guaranty Insurance Policy No. AB0935BE (the “Policy”) issued by Ambac Assurance Corporation (“Ambac”).  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Policy, unless the context otherwise requires.

The undersigned hereby certifies as follows:

1.                             It is the Indenture Trustee under the Indenture, is the Insured Party under the Policy and is acting for the Holders.

2.                             A payment previously made in respect of the Series 2005-2 Notes pursuant to the Indenture has become a Preference Amount, as indicated by the attached Order, which Payment was previously distributed to [name of applicable Holder] (the “Applicable Noteholder”).

3.                             The attached opinion of counsel concludes that the Order has been entered and is not subject to appeal or to any stay.

4.                             The Applicable Noteholder has certified that the Order has been entered and is not subject to appeal or to any stay.

5.                             The amount of the Preference Amount is $          , and consists of interest in the amount of $                   paid on             , 200[    ] [,and principal in the amount of $          paid on             , 200[    ]].

6.                             The Indenture Trustee has not heretofore made a demand for such Preference Amount.

7.                             The Indenture Trustee hereby requests the payment of the Insured Payment be made by Ambac under the Policy and directs that payment under the Policy be made to

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the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:         .(4)

(4)           The account of the relevant receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, unless the Holder or Indenture Trustee has already paid such Preference Amount to such party, in which case, the account of the payor.

8.                             The Indenture Trustee hereby agrees that if such Insured Payment is made to it, following receipt of such Insured Payment from Ambac, it shall (a) hold such amounts in trust and apply the same directly to the Applicable Holder for payment of the Preference Amount, (b) not apply such funds for any other purpose, and (c) maintain an accurate record of such payments with respect to the Series 2005-2 Notes and the corresponding claim on the Policy and proceeds thereof.

9.                             The Indenture Trustee hereby assigns to Ambac all rights, and confirms that the Applicable Noteholder has assigned all rights, under the Insured Obligations in respect of which payment is being requested to Ambac.

A PERSON WHO FILES A CLAIM WITH INTENT TO DEFRAUD OR HELPS COMMIT A FRAUD AGAINST AN INSURER IS GUILTY OF A CRIME.

By:

Title:
(Officer)

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EXHIBIT C

UCO Compression 2005 LLC

Supplemental Manager Report

As Of _______________________

Collection Period Ended

Determination Date

Payment Date

	ABS Units	Remaining Fleet Units
Fleet Information
Utilization (under 100 hp)	-%	-%
Utilization (100-299 h/p)	-%	-%
Utilization (300-599 h/p)	-%	-%
Utilization (600-1000 h/p)	-%	-%
Utilization (over 1000 h/p)	-%	-%

Revenue per Rented H/P (under 100 hp)	-%	-%
Revenue per Rented H/P (100-299 h/p)	-%	-%
Revenue per Rented H/P (300-599 h/p)	-%	-%
Revenue per Rented H/P (600-1000 h/p)	-%	-%
Revenue per Rented H/P (over 1000 h/p)	-%	-%

Total H/P (unit size under 100 hp)	-	-
Total H/P (unit size 100-299 h/p)	-	-
Total H/P (unit size 300-599 h/p)	-	-
Total H/P (unit size 600-1000 h/p)	-	-
Total H/P (unit size over 1000 h/p)	-	-

% Aggregate Depreciated Value of Owner Compressors under 100 h/p	-%
% Aggregate Depreciated Value of Owner Compressors 100-299 h/p	-%
% Aggregate Depreciated Value of Owner Compressors 300-599 h/p	-%
% Aggregate Depreciated Value of Owner Compressors 600-1000 h/p	-%
% Aggregate Depreciated Value of Owner Compressors 1000 h/p	-%

1

UCO Compression 2005 LLC

Supplemental Manager Report

As Of

Manager Revenue Comparison
ABS average Rental Rates	$-
Remaining Fleet average Rental Rates	$-
Difference	—%
Compliance	Yes / No

Manager Utilization Comparison
Manager’s average Utilization Rates	—%
Remaining Fleet average Utilization Rates	—%
Difference	—%
Compliance	Yes / No

Net Revenue Event (Yes/No)	Yes / No
Three Month Average Collected Net Revenue	$-
Three Month Average Outstanding Amount	$-
Three Month Weighted Average Hedge Rate * Three Month Average Outstanding Amount	—%
Preceeding Collection Period Net Revenue minus Manager Advances & Ineligable Revenue	$-
Preceeding Collection Period Average Hedge Rate	—%
Preceeding Collection Period Average Amounts Outstanding	$-
Second Preceeding Collection Period Net Revenue minus Manager Advances & Ineligable Revenue	$-
Second Preceeding Collection Period Average Hedge Rate	—%
Second Preceeding Collection Period Average Amounts Outstanding	$-
Third Preceeding Collection Period Net Revenue minus Manager Advances & Ineligable Revenue	$-
Third Preceeding Collection Period Average Hedge Rate	—%
Third Preceeding Collection Period Average Amounts Outstanding	$-

Undercollateralization Event (Yes/No)	Yes / No
Aggregate Outstanding Amount	$-
Debt Limit	$-
Excess Aged Equipment	#REF!
Excess 99hp Amount	#REF!
Excess 299hp Amount	#REF!
Excess 599hp Amount	#REF!
Excess 999hp Amount	#REF!

Purchase Option Event (Yes/No)	Yes / No
Aggregate Depreciated Value	$-
Depreciated Value of Compressors subject to a Purchase Option	$-
Percentage of Total	—%

Customer Concentration Event (Yes / No)
Top Five Customers	INDIVIDUAL	AGGREGATE
Top Two Customers	—%	—%
Top Customer	—%	—%
	—%	—%
	—%	—%
	—%	—%

ABS Accounts Receivable Aging and Charge off
	$ Amount	% of Total
Current (0-29)	$-	—%
30-59	$-	—%
60-89	$-	—%
90-119	$-	—%
120+	$-	—%
Total A/R for Collection Period	-	—%
Advance Deposits	$-
Total Net A/R at Period End	-
Total Revenue Last 12 Months	$-
Current Aged Equipment Ratio	—%
Proceeding Aged Equipment Ratio	—%

2

Second Proceeding Aged Equipment Ratio	—%
Three Month Aging Ratio	—%

Current Month Gross Charge Offs	$-
Current Month Recoveries	$-	—%
Current Month Net Charge Offs	$-
Year to Date Gross Charge Offs	$-
Year to Date Recoveries	$-	—%
Year to Date Net Charge Offs	$-

Run Time Credit Ratio (In compliance - less than 5%?)	Yes / No
Run time credit ratio	—%
Aggregate rental credits issued by the Manager during three preceeding calandar months	$-
Rentals billed by the Manager during three preceeding calandar months	$-

Aggregate Depreciated Value of Ineligible Compressors	$-

The undersigned Responsible Officer of the Manager hereby certifies that, to the best of his knowledge, (i) the Manager and the Issuer are in compliance with all material requirements of the Indenture, the Management Agreement and all Related Documents, (ii) there are no on-going Events of Default, Manager Defaults or Trigger Events, and (iii) the information contained in this Supplemental Managers’ Report is true and accurate in all material respects.

UNIVERSAL COMPRESSION, INC.

By:

Name:	Lee Sumrall
Title:	Vice President - Financial Services

3

SCHEDULE 2.1

None

Schedule 2.1